                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------x
                                              :       Chapter 11
In re                                         :
                                              :
RELIANCE FINANCIAL SERVICES CORPORATION,      :       Case No. 01-13403 (AJG)
                                              :
                                              :
                                              :
                           Debtor.            :
                                              :
-----------------------------------------------x

       FIRST AMENDED PLAN OF REORGANIZATION OF RELIANCE FINANCIAL SERVICES
               CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE





                               ORRICK, HERRINGTON & SUTCLIFFE LLP

                               Arnold Gulkowitz (AG-5683)
                               Thomas L. Kent (TK-2935)
                               Brian E. Goldberg (BG-8052)
                               666 Fifth Avenue
                               New York, New York  10103
                               Telephone:  (212) 506-5000

                               Attorneys for the Official Unsecured Creditors' Committee







Dated:     New York, New York
           December  7, 2004


                                TABLE OF CONTENTS


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ARTICLE I DEFINITIONS AND CONSTRUCTION OF TERMS...................................................................1
         1.1          847 Termination Date........................................................................1
         1.2          Administrative Expense Claim................................................................2
         1.3          Allowed.....................................................................................2
         1.4          Amended and Restated Articles of Incorporation..............................................2
         1.5          Amended and Restated By-laws................................................................2
         1.6          Available Cash..............................................................................2
         1.7          Avoidance Claims............................................................................2
         1.8          Ballot......................................................................................2
         1.9          Bank Claim..................................................................................2
         1.10         Bank Committee..............................................................................2
         1.11         Bank Credit Agreement.......................................................................3
         1.12         Bankruptcy Code.............................................................................3
         1.13         Bankruptcy Court............................................................................3
         1.14         Bankruptcy Rules............................................................................3
         1.15         Banks.......................................................................................3
         1.16         Bello Litigation............................................................................3
         1.17         Beneficial Holder...........................................................................3
         1.18         Beneficial Ownership........................................................................3
         1.19         Beneficial Ownership Interest...............................................................3
         1.20         Board.......................................................................................3
         1.21         Board Member................................................................................3
         1.22         Budget Requirement..........................................................................3
         1.23         Business Day................................................................................4
         1.24         Cash........................................................................................4
         1.25         Causes of Action............................................................................4
         1.26         CEO.........................................................................................4
         1.27         CEO Indemnification Obligation..............................................................4
         1.28         Change of Control...........................................................................4
         1.29         Chapter 11 Case.............................................................................5
         1.30         Claim.......................................................................................5
         1.31         Class.......................................................................................5
         1.32         Classified Priority Claim...................................................................5
         1.33         Collateral..................................................................................5
         1.34         Committees..................................................................................5
         1.35         Commonwealth Court..........................................................................5
         1.36         Confirmation Date...........................................................................5
         1.37         Confirmation Hearing........................................................................5
         1.38         Confirmation Order..........................................................................5
         1.39         Creditors' Committee........................................................................5
         1.40         D&O Litigation..............................................................................5
         1.41         D&O Litigation Proceeds.....................................................................6
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                                       (ii)
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         1.42         D&O Unsecured Claim.........................................................................6
         1.43         Debtor......................................................................................6
         1.44         Debtor in Possession........................................................................6
         1.45         Development.................................................................................6
         1.46         Development Expenses........................................................................6
         1.47         Development Period..........................................................................6
         1.48         Development Reserve.........................................................................6
         1.49         Disallowed..................................................................................6
         1.50         Disbursing Agent............................................................................7
         1.51         Disclosure Statement........................................................................7
         1.52         Discretionary Reserve.......................................................................7
         1.53         Disputed....................................................................................7
         1.54         Distribution................................................................................7
         1.55         Distribution Address........................................................................7
         1.56         Distribution Date...........................................................................7
         1.57         Effective Date..............................................................................7
         1.58         Employment Agreement........................................................................7
         1.59         Entity......................................................................................7
         1.60         Equity Interest.............................................................................7
         1.61         ERISA.......................................................................................8
         1.62         Estate......................................................................................8
         1.63         Face Amount.................................................................................8
         1.64         Final Order.................................................................................8
         1.65         Former Directors............................................................................8
         1.66         Former Officers.............................................................................8
         1.67         General Unsecured Claim.....................................................................8
         1.68         Holder......................................................................................8
         1.69         Impaired....................................................................................8
         1.70         Indemnification Requirement.................................................................8
         1.71         Indemnified Advisors........................................................................9
         1.72         Indemnified CEO.............................................................................9
         1.73         Intercompany Obligations....................................................................9
         1.74         Interim Reporting Date......................................................................9
         1.75         Interim Statement...........................................................................9
         1.76         Internal Revenue Service....................................................................9
         1.77         IRC.........................................................................................9
         1.78         Joint Venture...............................................................................9
         1.79         JV Trigger Date.............................................................................9
         1.80         Leibowitz Action............................................................................9
         1.81         Lien........................................................................................9
         1.82         Liquidator..................................................................................9
         1.83         Liquidator Claim............................................................................9
         1.84         Liquidator D&O Litigation Proceeds.........................................................10
         1.85         Litigation Claim...........................................................................10
         1.86         Litigation Distribution....................................................................10
         1.87         Litigation Proceeds........................................................................10

                                      (ii)

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         1.88         Litigation Proceeds Cash...................................................................10
         1.89         Litigation Proceeds Claimants..............................................................10
         1.90         Net 847 Refunds............................................................................10
         1.91         New RFSC Common Stock......................................................................10
         1.92         Non-Liquidator D&O Litigation Proceeds.....................................................10
         1.93         Notice Parties.............................................................................10
         1.94         Old RFSC Common Stock......................................................................11
         1.95         Operating Funds............................................................................11
         1.96         Opt-Out Creditor...........................................................................11
         1.97         Opt-Out Election...........................................................................11
         1.98         Other Expense Amount.......................................................................11
         1.99         Other Litigation Proceeds..................................................................11
         1.100        Other Secured Claim........................................................................11
         1.101        PA Settlement Agreement....................................................................11
         1.102        PBGC Stipulation...........................................................................11
         1.103        Person.....................................................................................12
         1.104        Petition Date..............................................................................12
         1.105        Plan.......................................................................................12
         1.106        Plan Appendix..............................................................................12
         1.107        Plan Supplement............................................................................12
         1.108        Postpetition Operating Expenses............................................................12
         1.109        Primary Reserve............................................................................12
         1.110        Primary Reserve Requirement................................................................12
         1.111        Priority Tax Claim.........................................................................12
         1.112        Proof of Claim.............................................................................12
         1.113        Pro Rata...................................................................................12
         1.114        Professionals..............................................................................13
         1.115        Professional Compensation and Reimbursement Claim..........................................13
         1.116        Professional Compensation Procedures Order.................................................13
         1.117        Quarterly Reporting Date...................................................................13
         1.118        Quarterly Statement........................................................................13
         1.119        Receipt Date...............................................................................13
         1.120        Rehabilitation Date........................................................................13
         1.121        Reimbursable Expenses......................................................................13
         1.122        Reimbursement Obligations..................................................................13
         1.123        Reimbursement Period.......................................................................13
         1.124        Reliance D&O Action........................................................................13
         1.125        Reorganized Debtor and Reorganized RFSC....................................................14
         1.126        Required Reporting Information.............................................................14
         1.127        RFSC.......................................................................................14
         1.128        RFSC Advisory Committee....................................................................14
         1.129        RFSC Available Funds.......................................................................14
         1.130        RFSC Litigation Proceeds...................................................................14
         1.131        RFSC Tax Group.............................................................................14
         1.132        RGH........................................................................................14
         1.133        RGH Available Funds........................................................................14

                                     (iii)
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         1.134        RGH Chapter 11 Case........................................................................14
         1.135        RGH Contributions..........................................................................14
         1.136        RGH Effective Date.........................................................................15
         1.137        RGH Loans..................................................................................15
         1.138        RGH Plan...................................................................................15
         1.139        RGH Revolving Loans........................................................................15
         1.140        RGH/RFSC Settlement Term Sheet.............................................................15
         1.141        RGH/RFSC Settlement Term Sheet Order.......................................................15
         1.142        RGH Tax Group..............................................................................15
         1.143        RGH Term Loan..............................................................................15
         1.144        RIC........................................................................................15
         1.145        Scheduled..................................................................................15
         1.146        Schedules..................................................................................15
         1.147        Section 847 Refunds........................................................................16
         1.148        Senior Secured Credit Agreement............................................................16
         1.149        Tax Determinations.........................................................................16
         1.150        Tax Sharing Agreement......................................................................16
         1.151        Transfer...................................................................................16
         1.152        Unclaimed Distribution.....................................................................16
         1.153        Unimpaired.................................................................................16

ARTICLE II RULES OF INTERPRETATION...............................................................................16
         2.1          Rules of Interpretation; Application of Definitions and Rules of Construction..............16
         2.2          Accounting Terms...........................................................................17
         2.3          References to Monetary Figures.............................................................17
         2.4          Computation of Time........................................................................17
         2.5          Incorporation of Exhibits..................................................................17
         2.6          Inconsistencies with PA Settlement Agreement and RGH/RFSC Settlement Term Sheet............17
         2.7          Inconsistencies with PBGC Stipulation......................................................18

ARTICLE III TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS...................................18
         3.1          Administrative Expense Claims..............................................................18
         3.2          Allowance and Payment of Professional Compensation and Reimbursement Claims................18
         3.3          Allowance and Payment of Other Administrative Expense Claims...............................19
         3.4          Priority Tax Claims........................................................................19

ARTICLE IV CLASSIFICATION OF OTHER CLAIMS AND EQUITY INTERESTS...................................................19

ARTICLE V TREATMENT OF OTHER CLAIMS AND EQUITY INTERESTS.........................................................20
         5.1          Class 1 - Classified Priority Claims.......................................................20
         5.2          Class 2 - Bank Claims......................................................................20
         5.3          Class 3 - Other Secured Claims.............................................................21
         5.4          Class 4a - General Unsecured Claims........................................................21
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                                      (iv)
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         5.5          Class 4b - Liquidator Claim................................................................21
         5.6          Class 4c - D&O Unsecured Claims............................................................22
         5.7          Class 5 - Equity Interests.................................................................22

ARTICLE VI ACCEPTANCE OR REJECTION OF THE PLAN...................................................................22
         6.1          Impaired Classes of Claims Entitled to Vote................................................22
         6.2          Acceptance by an Impaired Class of Creditors...............................................22
         6.3          Voting Classes.............................................................................23
         6.4          Classes Not Receiving or Retaining Property Deemed to Reject the Plan......................23
         6.5          Unimpaired Classes Conclusively Presumed to Accept the Plan................................23
         6.6          Confirmation Pursuant to Section 1129(b)...................................................23

ARTICLE VII INTERCOMPANY OBLIGATIONS.............................................................................23

ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................24
         8.1          Assumption or Rejection of Executory Contracts and Unexpired Leases........................24

ARTICLE IX IMPLEMENTATION OF THE PLAN............................................................................25
         9.1          Applicable Law.............................................................................25
         9.2          Corporate Existence........................................................................25
         9.3          Board of Directors of Reorganized Debtor...................................................25
         9.4          Chief Executive Officer of Reorganized Debtor..............................................25
         9.5          Reorganized RFSC Advisory Committee........................................................26
         9.6          By-laws and Articles of Incorporation......................................................26
         9.7          Indemnification............................................................................26
         9.8          Postpetition Operating Expenses............................................................26
         9.9          RGH/RFSC Settlement Term Sheet Obligations.................................................27
         9.10         Priority of PA Settlement Agreement Claims.................................................27
         9.11         Net 847 Refunds............................................................................27
         9.12         Cancellation of Claims and Equity Interests................................................27
         9.13         Issuance of New RFSC Common Stock..........................................................27
         9.14         Applicability of Securities; Listing of Securities.........................................28
         9.15         Restrictions on Transfer, Issuance, Redemption and Cancellation of New RFSC Common
                      Stock......................................................................................28
         9.16         Litigation Proceeds Cash/Opt-Out Election..................................................28
         9.17         Transfer of Rights to RFSC Litigation Proceeds.............................................28
         9.18         Bello Litigation...........................................................................29
         9.19         Distributions from RIC.....................................................................29
         9.20         Development................................................................................29
         9.21         Reserves...................................................................................29
         9.22         Liquidation of Reserves....................................................................30
         9.23         Further Funding of Reorganized RFSC........................................................30
         9.24         Binding Effect of PA Settlement Agreement and RGH/RFSC Settlement Term Sheet...............30
         9.25         Reporting Requirements.....................................................................30
         9.26         Operations Between the Confirmation Date and the Effective Date............................31
         9.27         Approval of Agreements.....................................................................31
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                                      (v)
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         9.28         Waiver of Conflicts........................................................................31
         9.29         Books and Records..........................................................................31

ARTICLE X PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN......................................................32
         10.1         Distribution Provisions....................................................................32
         10.2         Delivery of Distributions..................................................................32
         10.3         Disbursing Agent...........................................................................32
         10.4         Distributions of Cash......................................................................33
         10.5         De Minimis or Fractional Distributions.....................................................33
         10.6         Failure to Negotiate Checks................................................................33
         10.7         Unclaimed Distributions....................................................................33
         10.8         No Distribution Pending Allowance..........................................................33
         10.9         Distributions to Holders of Disputed Claims................................................34
         10.10        Setoffs....................................................................................35

ARTICLE XI EFFECT OF CONFIRMATION OF THE PLAN....................................................................36
         11.1         Term of Bankruptcy Injunction or Stays.....................................................36
         11.2         Issuance of New RFSC Common Stock..........................................................36
         11.3         Revesting of Assets........................................................................36
         11.4         Discharge..................................................................................36
         11.5         Injunction.................................................................................36
         11.6         Injunction Against Interference with Plan..................................................37

ARTICLE XII CONFIRMATION AND EFFECTIVENESS OF THE PLAN...........................................................37
         12.1         Conditions Precedent to Confirmation.......................................................37
         12.2         Conditions Precedent to Effectiveness......................................................38
         12.3         Effect of Failure of Conditions to Effectiveness...........................................39
         12.4         Waiver of Conditions to Confirmation.......................................................39

ARTICLE XIII RETENTION OF JURISDICTION...........................................................................40
         13.1         Exclusive Jurisdiction of the Bankruptcy Court.............................................40

ARTICLE XIV MISCELLANEOUS PROVISIONS.............................................................................41
         14.1         Effectuating Documents and Further Transactions............................................41
         14.2         Corporate Action...........................................................................41
         14.3         Exemption from Transfer Taxes..............................................................42
         14.4         Releases...................................................................................42
         14.5         Exculpation................................................................................44
         14.6         Indemnification of Officers, Directors and Members of the RFSC Advisory Committee..........45
         14.7         Reorganized RFSC Retention of Professionals................................................45
         14.8         Post-Effective Date Fees and Expenses......................................................45
         14.9         Payment of Statutory Fees..................................................................45
         14.10        Amendment or Modification of the Plan......................................................46
         14.11        Severability...............................................................................46
         14.12        Revocation or Withdrawal of the Plan.......................................................46
         14.13        Binding Effect.............................................................................47
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                                      (vi)

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         14.14        Continuation of Bank Committee.............................................................47
         14.15        Notices....................................................................................47
         14.16        GOVERNING LAW..............................................................................48
         14.17        Withholding and Reporting Requirements.....................................................48
         14.18        Plan Appendix..............................................................................49
         14.19        Plan Supplement............................................................................49
         14.20        Allocation of Plan Distributions...........................................................49
         14.21        Time of Distributions......................................................................49
         14.22        Filing of Additional Documents.............................................................49
         14.23        No Waiver or Estoppel......................................................................49

                                      (v)

                                  INTRODUCTION

                  The Creditors' Committee hereby proposes this plan of reorganization, under Section 1121(c) of the Bankruptcy Code. The Plan sets forth a restructuring of Reliance Financial Services Corporation ("RFSC" or the "Debtor") through the transfer of shares of common stock in Reorganized RFSC for certain outstanding claims against RFSC. The Plan also provides a vehicle to assist creditors in allocating the proceeds, if any, of potential litigation claims. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtor's history, business, properties, risk factors, a summary and analysis of the Plan, and certain related matters, including a description of the shares of New RFSC Common Stock to be issued under the Plan. The Creditors' Committee is a proponent of the Plan and is participating in the Plan within the meaning of the Bankruptcy Code.

                  All creditors are encouraged to consult the Disclosure Statement and to read the Plan carefully before voting to accept or reject the Plan.

                  UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE, NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND THE RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCE OR REJECTION OF THE PLAN.

                  SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN
SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019 AND IN THE PLAN, THE CREDITORS' COMMITTEE EXPRESSLY RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, ONE OR MORE TIMES, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

                  Claims against, and Equity Interests in, the Debtor (other than Administrative Claims and Priority Tax Claims) are classified in Article IV hereof and treated in Article V hereof.

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  Definitions. As used herein, the following terms have the respective meanings specified below:

         1.1 847 Termination Date means, subject to the PA Settlement Agreement, the date that the management of Reorganized RFSC shall determine, in its reasonable discretion, (i) that there is no reasonable likelihood that the RFSC Tax Group shall receive any additional Section 847 Refunds and (ii) that the Internal Revenue Service is barred by the statute of limitations (including any extensions thereto) from recovering any Section 847 Refunds previously received by the RFSC Tax Group; provided that such date shall in no event be later than October 20, 2020.

         1.2 Administrative Expense Claim means a Claim against the Debtor for payment of an administrative expense of a kind specified in Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate, and any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the Estate under 28 U.S.C. ss. 1930; provided, however, that such fees or charges shall be an independent statutory obligation to be paid by the Reorganized Debtor through the entry of a final closing decree.

         1.3 Allowed means, with respect to a Claim or a portion thereof against the Debtor, a Claim (a) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court, pursuant to the Bankruptcy Code, Final Order of the Bankruptcy Court or other applicable law, or which has been or hereafter is Scheduled by the Debtor in a liquidated amount and neither disputed nor contingent and which, in either case, is a Claim as to which (i) no objection to the allowance thereof has been filed within the applicable period of limitations (if any) fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) any objection to the allowance has been settled, withdrawn or denied by a Final Order; or (b) that is expressly allowed
(i) in a liquidated amount in the Plan or (ii) by a Final Order.

         1.4 Amended and Restated Articles of Incorporation means the amended and restated Certificate of Incorporation of the Reorganized Debtor substantially in the form contained in the Plan Supplement.

         1.5 Amended and Restated By-laws means the amended and restated By-laws of the Reorganized Debtor substantially in the form contained in the Plan Supplement.

         1.6 Available Cash means all Cash held by RGH on the Effective Date, excluding the RGH Available Funds.

         1.7 Avoidance Claims means any and all avoidance claims accruing to the Debtor and Debtor in Possession under Sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code.

         1.8 Ballot means each ballot in the form(s) approved by the Bankruptcy Court and distributed with the Disclosure Statement to each Holder of Claims in Classes that are Impaired under the Plan and entitled to vote for acceptance or rejection of the Plan, and which shall require any Holder of an Allowed General Unsecured Claim or an Allowed Bank Claim who is an Opt-Out Creditor to so indicate on its Ballot.

         1.9 Bank Claim means any Claim against the Debtor arising from the Bank Credit Agreement.

         1.10 Bank Committee means the Official Unsecured Bank Committee appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case and the RGH Chapter 11 Case by order of the Bankruptcy Court, dated June 22, 2001, as well as any ex-officio members thereof.

         1.11 Bank Credit Agreement means that certain Credit Agreement, dated as of November 1, 1993, as amended and restated as of April 25, 1995, and amended and/or modified through the Petition Date, among, inter alia, the Debtor and the Banks, and any and all of the documents, instruments and agreements relating thereto, including all guarantees and security documents, instruments and agreements executed and delivered in connection therewith, as any of the foregoing may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Petition Date.

         1.12 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss.101-1330, together with all amendments and modifications thereto, as applicable to the Chapter 11 Case.

         1.13 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or, if such Court ceases to have jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

         1.14 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under 28 U.S.C. ss. 2075, the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, and the Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.15 Banks means, collectively, the agents and lenders that are, or were, from time to time, parties to the Bank Credit Agreement, and each of the foregoing parties' successors and assigns.

         1.16 Bello Litigation means that certain action captioned George E. Bello, et al. v. Syndicate 1212 at Lloyd's London, et al., pending in the Bankruptcy Court (Case No. 01-03572).

         1.17 Beneficial Holder means the entity holding the beneficial interest in a Claim or Equity Interest.

         1.18 Beneficial Ownership has the meaning provided in 17 C.F.R. ss. 240.13d-3.

         1.19 Beneficial Ownership Interest means an interest which, for U.S. federal income tax purposes, constitutes an ownership interest.

         1.20 Board has the meaning provided in Section 9.3(a).

         1.21 Board Member has the meaning provided in Section 9.3(a).

         1.22 Budget Requirement means that amount of funds, as of the most recent Interim Reporting Date or Quarterly Reporting Date, necessary to fund the budgeted future expenses of Reorganized RFSC for the subsequent seven (7) years or such shorter period deemed appropriate by Reorganized RFSC; provided, however, that the Budget Requirement shall not exceed (i) $5 million at any time prior to (and including) the fourth (4th) anniversary of the Effective Date (provided that initial funding of the Primary Reserve in the amount of $5,074,000 shall be permitted), (ii) $3 million at any time from (but excluding) the fourth (4th) anniversary of the Effective Date to (and including) the seventh (7th) anniversary of the Effective Date and (iii) at any time thereafter, the lesser of (I) $3 million and (II) double the amount of expenses (excluding any CEO Indemnification Obligations) incurred by Reorganized RFSC during the prior two (2) years; provided further that the limitation set forth in the immediately preceding proviso may be waived at any time by the written consent of (I) holders of sixty-six and two-thirds percent (66 2/3%) of all claims or obligations on such claims against RGH or its assignees and of (II) holders of sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Reorganized RFSC.

         1.23 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.24 Cash means legal tender of the United States of America.

         1.25 Causes of Action means any and all actions, causes of action, accounts, liabilities, obligations, defenses, third-party claims, executions, cross-claims, counterclaims, choses in action, controversies, agreements, promises, rights to legal remedies, rights to payment and suits, damages, judgments, claims and demands whatsoever, whether known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, existing or hereafter arising, whether asserted or assertable directly or derivatively in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date; provided, however, Causes of Action shall not include any causes of action arising from or related to any Litigation Claim.

         1.26 CEO has the meaning set forth in Section 9.4.

         1.27 CEO Indemnification Obligation means the actual or anticipated indemnification obligations of Reorganized RFSC to each Indemnified CEO, to the fullest extent permitted by Delaware law.

         1.28 Change of Control means any transfer, issuance or redemption of the stock of, or of a Beneficial Ownership interest in, Reorganized RFSC, or of an interest (including a Beneficial Ownership interest), participation or other right or obligation in, from, or to any entity which holds, maintains or has any right in any entity with any interest (including a Beneficial Ownership interest) in Reorganized RFSC (whether direct or indirect) that could or would result in the transferee (in the case of a transfer) or any other person (in the case of a transfer, issuance or redemption) owning, directly or indirectly, or having a Beneficial Ownership interest in, fifty percent (50%) or more of the outstanding stock of Reorganized RFSC (by vote or value) or having actual or constructive control or the right to control or direct the vote of fifty percent (50%) or more of the outstanding stock of Reorganized RFSC (regardless of the means used to attain such control).

         1.29 Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court on the Petition Date (Case No. 01-13403).

         1.30 Claim has the meaning provided in Section 101(5) of the Bankruptcy Code.

         1.31 Class means a category of Holders of Claims or Equity Interests as set forth in Article IV.

         1.32 Classified Priority Claim means any Claim, other than an Administrative Expense Claim (including a Professional Compensation and Reimbursement Claim) or Priority Tax Claim, entitled to priority in right of payment under Section 507(a) or (b) of the Bankruptcy Code.

         1.33 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.34 Committees means the Creditors' Committee together with the Bank Committee.

         1.35 Commonwealth Court means the Commonwealth Court of Pennsylvania.

         1.36 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.37 Confirmation Hearing means the hearing held before the Bankruptcy Court to consider confirmation of the Plan and other related matters pursuant to Sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.38 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.39 Creditors' Committee means the Official Committee of Unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case and the RGH Chapter 11 Case by order of the Bankruptcy Court, dated June 22, 2001.

         1.40 D&O Litigation means any litigation, claims or causes of action (including, without limitation, the Leibowitz Action and the Reliance D&O Action), direct or derivative, brought against any present or former director or officer of the Debtor, RGH or RIC, including the defendants in the Reliance D&O Action; provided, however, that D&O Litigation shall not include any claims for receipt of preferential payments, fraudulent transfers or similar causes of action brought in any forum against one or more of the present or former directors or officers of the Debtor, RGH or RIC, either in their capacity as officers and directors of RGH, the Debtor or RIC, or as individuals or otherwise, unless such proceeds are derived from or received through or under those insurance policies listed on Exhibit A to the PA Settlement Agreement.

         1.41 D&O Litigation Proceeds means, collectively, the Liquidator D&O Litigation Proceeds and the Non-Liquidator D&O Litigation Proceeds.

         1.42 D&O Unsecured Claim means an unsecured Claim against the Debtor held at any time by a Former Officer or Former Director.

         1.43 Debtor has the meaning set forth in the preamble to the Plan.

         1.44 Debtor in Possession means the Debtor in its capacity as debtor in possession in the Chapter 11 Case, pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.45 Development has the meaning ascribed to such term in Section 1.46.

         1.46 Development Expenses means all costs and expenses of Reorganized RFSC relating to the monetization or conversion to Cash of its existing assets ("Development"), excluding any (i) postpetition indemnification expenses not arising therefrom; (ii) expenses incurred by Reorganized RFSC in respect of the operation of its business (other than Development) after the Effective Date and implementation of the Plan; (iii) obligations under the Senior Secured Credit Agreement; (iv) funding obligations relating to the Primary Reserve, the Development Reserve and the Discretionary Reserve; and (v) costs and expenses incurred in connection with obtaining, defending or pursuing the Litigation Proceeds or Section 847 Refunds; provided, however, that there shall be a rebuttable presumption that all costs and expenses of Reorganized RFSC are not Development Expenses.

         1.47 Development Period means the period from (but excluding) the Interim Reporting Date immediately preceding any funding of the Development Reserve to (and including) the second (2nd) anniversary of such Interim Reporting Date.

         1.48 Development Reserve means that certain account of Reorganized RFSC which shall be funded by Reorganized RFSC in an amount equal to the aggregate amount of all Development Expenses that Reorganized RFSC expects to pay in the immediately subsequent Development Period.

         1.49 Disallowed means with respect to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor which (i) has been disallowed, in whole or in part, by a Final Order of the Bankruptcy Court, (ii) has been withdrawn by agreement of the Debtor and the Holder thereof, in whole or in part, (iii) has been withdrawn, in whole or in part, by the Holder thereof, (iv) is listed in the Schedules as zero or as disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely filed or deemed timely filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the filed amount of any Proof of Claim, or (vi) is evidenced by a Proof of Claim which been filed, or which has been deemed to be filed under applicable law or Final Order of the Bankruptcy Court or which is required to be filed by order of the Bankruptcy Court, but as to which such Proof of Claim was not timely or properly filed. In each case, a Disallowed Claim is Disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

         1.50 Disbursing Agent means Reorganized RFSC, or such other entity identified at or prior to the confirmation hearing.

         1.51 Disclosure Statement means the written disclosure statement that relates to the Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such Disclosure Statement may be amended, modified or supplemented from time to time.

         1.52 Discretionary Reserve means that certain account of Reorganized RFSC which may be funded by Reorganized RFSC in such amount as Reorganized RFSC shall determine, to provide for funds to (i) satisfy obligations under the RGH Loans, if any, (ii) reimburse RGH for Reimbursable Expenses, if any, (iii) fund the Primary Reserve and (iv) reimburse the Indemnified Advisors for any indemnified expenses incurred in such capacity.

         1.53 Disputed means any Claim against which an objection to the allowance thereof has been interposed, which objection has not been determined by a Final Order, settled or withdrawn.

         1.54 Distribution means any transfer of Cash, New RFSC Common Stock or other property or instruments from the Disbursing Agent to Holders of Allowed Claims, and shall include any Litigation Distributions.

         1.55 Distribution Address means the address of the Holders of any Claims as set forth in the Proof of Claim filed by such Person, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), or if no Proof of Claim is filed by such Person, the address set forth in Debtor's Schedules or other books and records as the same may be updated from time to time.

         1.56 Distribution Date means any date upon which a Distribution is made under the Plan.

         1.57 Effective Date means the first Business Day on which all of the conditions to consummation of the Plan as set forth in Section 12.2 have been satisfied or waived pursuant to Section 12.4.

         1.58 Employment Agreement means that certain employment agreement between the CEO and Reorganized RFSC, a copy of which shall be included in the Plan Supplement.

         1.59 Entity shall have the meaning provided in Section 101(15) of the Bankruptcy Code.

         1.60 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.61 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         1.62 Estate means the bankruptcy estate created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Case.

         1.63 Face Amount means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of such Claim in any Proof of Claim, (b) when used in reference to a contingent or unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court under Section 502(c) of the Bankruptcy Code and (c) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

         1.64 Final Order means an order, ruling, judgment, or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

         1.65 Former Directors means each director of the Debtor, RGH or RIC who
(i) in the case of the Debtor and RGH, served as a director prior to the Petition Date and after January 1, 1997, and (ii) in the case of RIC, served as a director prior to the Rehabilitation Date and after January 1, 1997.

         1.66 Former Officers means each officer of the Debtor, RGH or RIC who
(i) in the case of the Debtor and RGH, served as an officer prior to the Petition Date and after January 1, 1997, and (ii) in the case of RIC, served as an officer prior to the Rehabilitation Date and after January 1, 1997.

         1.67 General Unsecured Claim means any Claim that is not an Administrative Expense Claim (including a Professional Compensation and Reimbursement Claim), Priority Tax Claim, Classified Priority Claim, Bank Claim, Other Secured Claim, Liquidator Claim or D&O Unsecured Claim.

         1.68 Holder means the Beneficial Holder of a Claim against, or Equity Interest in, the Debtor and, when used in conjunction with a Class or type of Claim or Equity Interest, means a Beneficial Holder of a Claim against, or Equity Interest in, the Debtor in such Class or of such type.

         1.69 Impaired means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of
Section 1124 of the Bankruptcy Code, and when used with reference to a Class, a Class comprising Claims or Equity Interests that are so impaired.

         1.70 Indemnification Requirement means the amount of any funds to be reserved for the payment of the CEO Indemnification Obligations; provided, however, that the Indemnification Requirement shall not exceed (i) $10 million on or after the commencement of litigation that could give rise to a CEO Indemnification Obligation and prior to the final disposition of such litigation and (ii) $1 million at any other time; provided further that the limitation set forth in the immediately preceding proviso may be waived at any time by the written consent of (I) holders of sixty-six and two-thirds percent (66 2/3%) of all claims or obligations on such claims against RGH or its assignees and of
(II) holders of sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Reorganized RFSC.

         1.71 Indemnified Advisors means each member of the RFSC Advisory Committee appointed pursuant to the Plan serving prior to a Change of Control.

         1.72 Indemnified CEO means each CEO of Reorganized RFSC serving prior to a Change of Control, whether in his or her capacity as a director or officer of Reorganized RFSC.

         1.73 Intercompany Obligations means any obligations or claims between and among the Debtor or its subsidiaries and RGH or its subsidiaries, other than such obligations or claims arising under or explicitly provided for under the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Tax Sharing Agreement or the Plan.

         1.74 Interim Reporting Date means the date that is five (5) Business Days after a Receipt Date.

         1.75 Interim Statement has the meaning specified in Section 9.25(a) of the Plan .

         1.76 Internal Revenue Service means the United States Internal Revenue Service.

         1.77 IRC means the United States Internal Revenue Code of 1986, as amended.

         1.78 Joint Venture means any joint venture of Reorganized RFSC with a third party for the purpose of exploitation of Development.

         1.79 JV Trigger Date means the first day on which the aggregate amount of all Cash distributions to Reorganized RFSC by Joint Ventures exceeds $250,000.

         1.80 Leibowitz Action means that certain action captioned Glen Leibowitz and Harvey Greenfield v. Saul Steinberg, et al., pending in the Supreme Court of the State of New York, Westchester County (Case No. 9869/00).

         1.81 Lien has the meaning provided in Section 101(37) of the Bankruptcy Code.

         1.82 Liquidator means M. Diane Koken, and any successor thereto, in her or his capacity as the statutory liquidator of RIC.

         1.83 Liquidator Claim means the claim of the Liquidator against the Debtor.

         1.84 Liquidator D&O Litigation Proceeds means the gross proceeds of any D&O Litigation either paid under any of the insurance policies listed on Exhibit A to the PA Settlement Agreement or received from such directors or officers named as defendants therein, including any defendants in the Reliance D&O Action, other than the Non-Liquidator D&O Litigation Proceeds.

         1.85 Litigation Claim means (i) any claim or cause of action of the Debtor or RGH against the Former Directors or Former Officers, (ii) any claim or cause or action of either Committee, or of any Holder of an Allowed Bank Claim or an Allowed General Unsecured Claim, against the Former Directors or Former Officers, (iii) any claim of the Debtor, RGH or either Committee against third parties, other than any claims released pursuant to Section 14.4, (iv) any claim of any Holder of an Allowed Bank Claim or an Allowed General Unsecured Claim arising from or in connection with its claims against RGH or the Debtor and (v) any claim against any insurer (other than RIC) arising from a claim or cause of action set forth in clause (i), (ii), (iii) or (iv) of this definition or any other claim on account of which the Debtor or RGH (whether direct or derivative) may be entitled to a recovery.

         1.86 Litigation Distribution means a distribution of Litigation Proceeds Cash.

         1.87 Litigation Proceeds means, collectively, the D&O Litigation Proceeds and the Other Litigation Proceeds.

         1.88 Litigation Proceeds Cash means all liquidated RFSC Litigation Proceeds.

         1.89 Litigation Proceeds Claimants means Holders of Allowed Claims in Classes 2 and 4a who are not Opt-Out Creditors.

         1.90 Net 847 Refunds means the Section 847 Refunds after deducting (i) first, any distributions required to be made to RIC under the Tax Sharing Agreement and (ii) second, any costs and expenses incurred by Reorganized RFSC (except to the extent limited in accordance with the RGH/RFSC Settlement Term Sheet) in obtaining such refunds or contesting any claim by the IRS for the repayment of such refunds (including, but not limited to, those expenses directly arising from the defense or prosecution of such refunds).

         1.91 New RFSC Common Stock means the shares of common stock of Reorganized RFSC issued and authorized pursuant to Section 9.13 of the Plan.

         1.92 Non-Liquidator D&O Litigation Proceeds means forty percent (40%) of the gross proceeds of any D&O Litigation either paid under any of the insurance policies listed on Exhibit A to the PA Settlement Agreement or received from such directors or officers named as defendants therein, including any defendant in the Reliance D&O Action; provided, however, that if the Liquidator declines the option to pay all expenses of any D&O Litigation initiated by the Committees, RGH, RFSC, any liquidating trustee, or any other RGH or RFSC estate representative, then Non-Liquidator D&O Litigation Proceeds means fifty percent (50%) of the net proceeds recovered from such action.

         1.93 Notice Parties means (a) RGH; (b) the members of the RFSC Advisory Committee; (c) counsel to the Creditors' Committee; (d) the chairperson or co-chairpersons of the Creditors' Committee; (e) all holders of equity interests in Reorganized RFSC; (f) any additional parties designated in the RGH plan of reorganization and (g) any assignees of any of the foregoing parties.

         1.94 Old RFSC Common Stock means the issued and outstanding common stock of the Debtor, and any option, warrant or other agreement requiring, or potentially requiring, the issuance of such common stock that was authorized, issued or outstanding prior to the Effective Date.

         1.95 Operating Funds has the meaning set forth in Section 9.8 of the Plan.

         1.96 Opt-Out Creditor means any Holder of an Allowed Bank Claim (Class
2) or an Allowed General Unsecured Claim (Class 4a) who indicates its decision on its Ballot to opt out of assigning its Litigation Claims to RGH.

         1.97 Opt-Out Election means the election of a Holder of an Allowed Bank Claim (Class 2) or an Allowed General Unsecured Claim (Class 4a) to be an Opt-Out Creditor on such Holder's Ballot.

         1.98 Other Expense Amount means, with respect to any Reimbursement Period, (i) if the JV Trigger Date has not occurred by the end of such Reimbursement Period, zero, or (ii) otherwise, an amount equal to ten percent (10%) of all expenses of Reorganized RFSC (other than Development Expenses) paid from (but excluding) the earliest effective date of any agreement governing a Joint Venture to (and including) the last day of such Reimbursement Period, minus the aggregate Other Expense Amounts paid with respect to all prior Reimbursement Periods.

         1.99 Other Litigation Proceeds means the proceeds derived from any litigation relating to causes of action, direct or derivative, against third parties for any wrongful or illegal actions or for damages suffered by the Debtor and/or RGH or their creditors, other than any D&O Litigation, net of legal fees and expenses.

         1.100 Other Secured Claim means any Claim, other than a Bank Claim, (i) to the extent reflected in the Schedules as a "Secured Claim", which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, (ii) to the extent a Proof of Claim is filed alleging that the Claim is secured, or (iii) in the event that such Claim is subject to a permissible setoff under Section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

         1.101 PA Settlement Agreement means that certain agreement among the Committees and the Liquidator, dated April 1, 2003, together with the related side letter, dated April 4, 2003, approved by order of the Bankruptcy Court on May 28, 2003 and by order of the Commonwealth Court of Pennsylvania on June 19, 2003, copies of which are provided in the Plan Appendix.

         1.102 PBGC Stipulation means that certain stipulation and order among the Committees and the Pension Benefit Guaranty Corporation, dated September 27, 2004, approved by order of the Bankruptcy Court on October 15, 2004.

         1.103 Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or as otherwise provided in Section 101(41) of the Bankruptcy Code.

         1.104 Petition Date means June 12, 2001.

         1.105 Plan means the Chapter 11 plan of reorganization, including as applicable the Plan Appendix, the Plan Supplement and all Exhibits, Supplements, Appendices and Schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code.

         1.106 Plan Appendix means the documents specified in Section 14.18 of the Plan.

         1.107 Plan Supplement means the documents specified in Section 14.19 of the Plan.

         1.108 Postpetition Operating Expenses means those expenses (including any postpetition indemnification expenses) incurred by Reorganized RFSC in respect of the operation of its business after the Effective Date and implementation of the Plan, except for Reimbursable Expenses, obligations under the Senior Secured Credit Agreement, and funding obligations relating to the Primary Reserve, the Development Reserve and the Discretionary Reserve.

         1.109 Primary Reserve means that certain account of Reorganized RFSC, which shall contain the Operating Funds, that will be established on or prior to the Effective Date to pay Postpetition Operating Expenses.

         1.110 Primary Reserve Requirement means, collectively, the Budget Requirement and the Indemnification Requirement.

         1.111 Priority Tax Claim means any Claim of a governmental unit entitled to priority pursuant to Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.112 Proof of Claim means a proof of claim filed in the Chapter 11 Case in accordance with the Bankruptcy Code, the Bankruptcy Rules and any Final Order of the Bankruptcy Court or other applicable law.

         1.113 Pro Rata means, at any time, (i) when used with respect to the Distribution of Litigation Proceeds Cash to the Litigation Proceeds Claimants, the proportion that the Face Amount of the Allowed Claim in Class 2 or Class 4a, as applicable, bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims and Claims held by Opt-Out Creditors) in Classes 2 and 4a, and (ii) when used with respect to the Distribution of any other property, including the New RFSC Common Stock, the proportion that the Face Amount of an Allowed Claim in a particular class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in that Class.

         1.114 Professionals means those Persons employed in the Chapter 11 Case pursuant to Sections 327 and 1103 of the Bankruptcy Code or otherwise.

         1.115 Professional Compensation and Reimbursement Claim means any Administrative Expense Claim for the compensation of Professionals and reimbursement of expenses incurred by such Professionals, the Committees and members of the Committees pursuant to Sections 330(a) or 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code.

         1.116 Professional Compensation Procedures Order means the Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 331 Establishing Procedures for Monthly Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on October 3, 2001.

         1.117 Quarterly Reporting Date means the fifteenth (15th) day of January, April, July and October of each year or, if such day is not a Business Day, on the first Business Day thereafter.

         1.118 Quarterly Statement has the meaning set forth in Section 9.25(b).

         1.119 Receipt Date means each date after the Effective Date on which the cumulative amount of funds (i) received by Reorganized RFSC from any source whatsoever (including, without limitation, Section 847 Refunds, Litigation Proceeds and Development proceeds, but excluding funds in, or disbursements from, the Primary Reserve) and (ii) not previously required to be distributed to Reorganized RFSC exceeds $25,000.

         1.120 Rehabilitation Date means May 29, 2001, the date on which all of the assets of RIC were placed under the control of the Liquidator and the Commonwealth Court.

         1.121 Reimbursable Expenses means, collectively, fifty percent (50%) of all Development Expenses paid from the Primary Reserve in the applicable Reimbursement Period and the Other Expense Amount for such Reimbursement Period.

         1.122 Reimbursement Obligations shall mean all obligations owed to RGH
(i) pursuant to the Senior Secured Credit Agreement and (ii) in connection with the Reimbursable Expenses.

         1.123 Reimbursement Period means, in the case of a reimbursement of Reimbursable Expenses (x) upon a Change of Control, 847 Termination Date or dissolution of Reorganized RFSC, the period beginning on (and including) the most recent Interim Reporting Date (or, if none, the Effective Date) and ending on (and including) the date of such Change of Control, 847 Termination Date or dissolution of Reorganized RFSC, as the case may be, and (y) otherwise, the period beginning on (and including) the Interim Reporting Date immediately preceding the most recent Interim Reporting Date (or, if none, the Effective
Date) and ending on (and including) the most recent Interim Reporting Date.

         1.124 Reliance D&O Action means that certain action commenced on June 24, 2002, by the Liquidator against certain former officers and directors of RIC in the Commonwealth Court captioned Koken v. Steinberg, et al., Case No. 421 M.D. 2002 (July 24, 2002).

         1.125 Reorganized Debtor and Reorganized RFSC means RFSC and any successor entity, on and after the Effective Date.

         1.126 Required Reporting Information means the following information required to be set forth in any Interim Report or Quarterly Report: (a) the total amount of all Postpetition Operating Expenses (including any actual CEO Indemnification Obligations) incurred by the Reorganized Debtor, each Postpetition Operating Expense in excess of $5,000 incurred by the Reorganized Debtor, the purpose, date and payee of such Postpetition Operating Expenses (or portion thereof), and a reconciliation of such Postpetition Operating Expenses against the amount budgeted therefor; (b) the source, type and amount of any funds received by the Reorganized Debtor and the allocation or distribution thereof; (c) all adjustments to the Reorganized Debtor's budgets and all adjustments to the Development Reserve and the Discretionary Reserve; (d) the current balances in the Reserves as of the Interim Reporting Date or Quarterly Reporting Date, as applicable; and (e) the last date of the most current Development Period, if any.

         1.127 RFSC has the meaning set forth in the Preamble.

         1.128 RFSC Advisory Committee has the meaning set forth in Section 9.5(a).

         1.129 RFSC Available Funds means the funds received by Reorganized RFSC from any source whatsoever (including, without limitation, Section 847 Refunds, Litigation Proceeds and Development proceeds, but excluding funds in or disbursements from the Primary Reserve), distributable to Reorganized RFSC pursuant to the RGH/RFSC Settlement Term Sheet and the PA Settlement Agreement.

         1.130 RFSC Litigation Proceeds means the Debtor's and the Reorganized Debtor's 27.5% undivided interest in (i) all Non-Liquidator D&O Litigation Proceeds (without regard to whether such funds are received pursuant to the PA Settlement Agreement) and (ii) all Other Litigation Proceeds.

         1.131 RFSC Tax Group means that certain affiliated group of corporations within the meaning of Section 1504(a) of the IRC, to be formed on or about the Effective Date, of which RIC will be a member and RFSC will be the common parent.

         1.132 RGH means Reliance Group Holdings, Inc., together with its successor, designee and/or any liquidating trustee appointed under the RGH Plan.

         1.133 RGH Available Funds means any proceeds from RGH's fifty percent (50%) undivided interest in the Net 847 Refunds, excluding funds in the Primary Reserve.

         1.134 RGH Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by RGH in the Bankruptcy Court on June 12, 2001 (Case No. 01-13404).

         1.135 RGH Contributions means those funds, other than the RGH Loans, transferred by RGH to Reorganized RFSC to fund the Primary Reserve.

         1.136 RGH Effective Date has the meaning set forth in Section 14.16.

         1.137 RGH Loans means, collectively, the RGH Term Loans and the RGH Revolving Loans.

         1.138 RGH Plan means the Chapter 11 plan of reorganization or liquidation, including any exhibits, supplements, appendices and schedules thereto, of RGH, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code.

         1.139 RGH Revolving Loans means that certain committed revolving loan facility set forth in the Senior Secured Credit Agreement in an aggregate principal amount equal to the lesser of (a) the aggregate principal amount of all RGH Available Funds distributed to RGH and borrowed by Reorganized RFSC or
(b) $25,000,000.

         1.140 RGH/RFSC Settlement Term Sheet means that certain RGH/RFSC Settlement Term Sheet, between the Bank Committee and the Creditors' Committee, dated January 29, 2004, (i) settling certain Claims between the Debtor and RGH and (ii) providing for post-confirmation funding of the Debtor by RGH, including Appendix A thereto which sets forth the mechanics of funding Reorganized RFSC and Appendix B thereto which sets forth, inter alia, the material terms and provisions of the Senior Secured Credit Agreement, a copy of which is included in the Plan Appendix, as approved by the Bankruptcy Court in the RGH/RFSC Settlement Term Sheet Order.

         1.141 RGH/RFSC Settlement Term Sheet Order means that certain Bankruptcy Court order, dated February 27, 2004, approving the terms and provisions of the RGH/RFSC Settlement Term Sheet, a copy of which is included in the Plan Appendix.

         1.142 RGH Tax Group means that certain affiliated group of corporations within the meaning of Section 1504(a) of the IRC, of which RFSC and RIC are members and RGH is the common parent. 1.143 RGH Term Loan means that certain term loan facility in an aggregate principal amount of $2,537,000 that is provided for under the Senior Secured Credit Agreement.

         1.144 RIC means Reliance Insurance Company, a Pennsylvania insurance company, together with its successors or designees, as applicable.

         1.145 Scheduled means the status and amount, if any, of a Claim as set forth in the Schedules.

         1.146 Schedules means the schedules of assets and liabilities, the list of Holders of Claims and Equity Interests and the statement of financial affairs filed in the Bankruptcy Court by the Debtor, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with
Section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 and 1009, and all amendments and modifications thereto.

         1.147 Section 847 Refunds means those tax refunds that result from any "special estimated tax payments" made by RIC, through the RGH Tax Group, under
Section 847 of the IRC.

         1.148 Senior Secured Credit Agreement means that certain Credit Agreement, by and between Reorganized RFSC and RGH, establishing the RGH Loans, and any and all of the documents, instruments and agreements relating thereto, including all security documents, instruments and agreements executed and delivered in connection therewith, as any of the foregoing may be amended, supplemented, modified, extended, replaced, refinanced, renewed or restated from time to time, in substantially the form provided in the Plan Appendix.

         1.149 Tax Determinations means the rulings pursuant to Section 505 of the Bankruptcy Code set forth in a schedule in the Plan Appendix, as such rulings may be amended, modified or supplemented from time to time.

         1.150 Tax Sharing Agreement means that certain Tax Sharing Agreement among RGH, Reorganized RFSC, RIC and the Liquidator, in substantially the form provided in the Plan Supplement.

         1.151 Transfer means, when used in reference to the New RFSC Common Stock, to directly or indirectly sell, assign, donate, pledge, hypothecate, encumber, grant a security interest in, or in any other manner transfer any of the New RFSC Common Stock, in whole or in part, or any other right or interest therein, or any other right, option or Beneficial Ownership Interest with respect to any of the foregoing, or enter into any transaction which results in the economic equivalent of a transfer, to any individual, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof. "Transferred" and "Transferable" shall have the corresponding meanings.

         1.152 Unclaimed Distribution means any Distribution which has not been claimed, including funds for any check (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address, (ii) not mailed or delivered because no Distribution Address to mail or deliver such Distribution was available, or (iii) delivered but not cashed or deposited.

         1.153 Unimpaired means, with reference to a Claim or Class, a Claim or Class that is not Impaired.

                                   ARTICLE II

                             RULES OF INTERPRETATION

         2.1 Rules of Interpretation; Application of Definitions and Rules of Construction. For purposes of the Plan, the provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement. Any references herein to "Articles," "Sections," "Schedules," "Appendices" and

"Exhibits," when not qualified by a reference to another document, are references to the Articles, Sections, Schedules and Exhibits of or to the Plan. Any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions. Any references in the Plan to an existing document, Exhibit, Schedule, Appendix, the Plan Supplement or the Plan Appendix filed or to be filed means such document, Exhibit, Schedule, Appendix, the Plan Supplement or the Plan Appendix as it may have been or may be amended, modified or supplemented. Whenever it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "herein", "hereof", "hereto", "hereunder" and other words of similar import refer to the Plan as a whole and not to the part in which such words appear. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to Articles, Sections, Schedules, Appendices and Exhibits are inserted for convenience of reference only, and are not intended to be a part of the Plan or to affect the interpretation of the Plan. Except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the respective meanings ascribed to them in Article I of this Plan, and any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Without limiting the preceding sentence, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

         2.2 Accounting Terms. Any accounting terms used in the Plan that are not specifically defined in the Plan shall be construed in accordance with United States Generally Accepted Accounting Principles (GAAP) applied on a consistent basis.

         2.3 References to Monetary Figures. All references in the Plan to monetary figures shall refer to United States currency, unless otherwise expressly provided.

         2.4 Computation of Time. Unless otherwise expressly provided, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         2.5 Incorporation of Exhibits. All Exhibits and Schedules to the Plan, as well as the Plan Appendix and the Plan Supplement are part of the Plan and incorporated herein as fully as if set forth at length herein.

         2.6 Inconsistencies with PA Settlement Agreement and RGH/RFSC Settlement Term Sheet. In the event of any inconsistency between the terms of that portion of the Plan encompassed in the document entitled "First Amended Plan of Reorganization of Reliance Financial Services Corporation Under Chapter 11 of the Bankruptcy Code", as such document may be amended, modified, or supplemented, and the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, as applicable, shall govern. In the event of any inconsistency between the terms of the RGH/RFSC Settlement Term Sheet and the terms of the PA Settlement Agreement, the terms of the PA Settlement Agreement, subject to the Tax Sharing Agreement, shall govern.

         2.7 Inconsistencies with PBGC Stipulation. In the event of any inconsistency between the terms of that portion of the Plan encompassed in the document entitled "First Amended Plan of Reorganization of Reliance Financial Services Corporation Under Chapter 11 of the Bankruptcy Code", as such document may be amended, modified, or supplemented, and the terms of the PBGC Stipulation, the terms of the PBGC Stipulation, as applicable, shall govern.


                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         3.1 Administrative Expense Claims. Except to the extent that any Holder of an Allowed Administrative Expense Claim (other than a Professional Compensation and Reimbursement Claim) agrees to less favorable treatment, such Holder shall receive, in full and complete settlement, satisfaction, release and discharge of such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims (other than Professional Compensation and Reimbursement Claims) representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession shall be paid in full and performed by the Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Unless otherwise agreed to by the Holder of an Allowed Administrative Expense Claim, distributions on account of Allowed Administrative Expense Claims (other than Professional Compensation and Reimbursement Claims), if any, will be made from Available Cash.

         3.2 Allowance and Payment of Professional Compensation and Reimbursement Claims. (a) Each Entity seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 327, 328, 330, 331 503(b) and 1103 of the Bankruptcy Code shall (i) file with the Bankruptcy Court and (ii) serve on counsel for the Debtor, counsel for the Bank Committee, counsel for the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, an application for final allowance of compensation and reimbursement of expenses, no later than seventy-five (75) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court. Objections to applications of Professionals and other Entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than ninety (90) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court.

         (b) Each Holder of an Allowed Professional Compensation and Reimbursement Claim shall receive, in full and complete settlement, satisfaction, release and discharge of such Allowed Professional Compensation and Reimbursement Claim, Cash in an amount equal to such Allowed Professional Compensation and Reimbursement Claim (i) within ten (10) days after the entry of an order allowing such fees and expenses or as soon thereafter as is practicable, or (ii) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Compensation and Reimbursement Claim and the Reorganized Debtor. Distributions on account of Allowed Professional Compensation and Reimbursement Claims, if any, will be made from Available Cash.

         3.3 Allowance and Payment of Other Administrative Expense Claims. All requests for payment of an Administrative Expense Claim (other than as set forth in Section 3.2 of the Plan) must be filed with the Bankruptcy Court and served on counsel to the Debtor, counsel to the Bank Committee, counsel to the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, no later than forty-five (45) days after the Effective Date. Unless the Debtor, the Bank Committee or the Creditors' Committee files an objection to an Administrative Expense Claim within forty-five (45) days after receipt of such request for payment, such Administrative Expense Claim shall be deemed Allowed in the amount requested. In the event that the Debtor, the Bank Committee or the Creditors' Committee timely objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim. All such Allowed Administrative Expense Claims shall be treated in accordance with the terms of Section 3.1 hereof.

         3.4 Priority Tax Claims. Except to the extent that any Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to less favorable treatment, such Holder shall receive, in full and complete settlement, satisfaction and discharge of such Allowed Priority Tax Claim, Cash in an amount equal to such Allowed Priority Tax Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that any Priority Tax Claim that is not an Allowed Claim, including any Priority Tax Claim not due and owing on the Effective Date, will be paid in accordance with this Section when such Claim becomes an Allowed Claim that is due and owing. Distributions on account of Allowed Priority Tax Claims, if any, will be made from Available Cash.

                                   ARTICLE IV

               CLASSIFICATION OF OTHER CLAIMS AND EQUITY INTERESTS

         Claims (other than Administrative Expense Claims, including Professional Compensation and Reimbursement Claims, and Priority Tax Claims, which are excluded from the Classes set forth below in accordance with Section 1123(a)(1) of the Bankruptcy Code) and Equity Interests are classified for all purposes, including voting, confirmation and distribution, pursuant to the Plan, as follows:

Class                                                              Status
-----                                                              ------
Class 1 - Classified Priority Claims                              Unimpaired
Class 2 - Bank Claims                                             Impaired
Class 3 - Other Secured Claims                                    Unimpaired
Class 4a - General Unsecured Claims                               Impaired
Class 4b - Liquidator Claim                                       Impaired
Class 4c - D&O Unsecured Claims                                   Impaired
Class 5 - Equity Interests                                        Impaired

                                   ARTICLE V

                 TREATMENT OF OTHER CLAIMS AND EQUITY INTERESTS

         5.1 Class 1 - Classified Priority Claims.

         (a) Impairment and Voting. Classified Priority Claims (Class 1) are Unimpaired by the Plan. Each Holder of an Allowed Classified Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a Holder of an Allowed Classified Priority Claim has been paid by the Debtor prior to the Effective Date or such Holder agrees to less favorable treatment, each Holder of an Allowed Classified Priority Claim shall receive, in full and complete settlement, satisfaction, release and discharge of its Allowed Classified Priority Claim, Cash in an amount equal to the unpaid portion of such Allowed Classified Priority Claim on the Effective Date or as soon thereafter as is practicable. Distributions on account of Classified Priority Claims, if any, will be from Available Cash.

         5.2 Class 2 - Bank Claims.

         (a) Impairment and Voting. The Bank Claims (Class 2) shall be deemed Allowed Claims as of the Petition Date in the aggregate of all amounts due and owing under the Bank Credit Agreement on account of principal and accrued, but unpaid, interest through the Petition Date. Bank Claims are Impaired by the Plan. Each Holder of an Allowed Bank Claim is entitled to vote to accept or reject the Plan and to make the Opt-Out Election on the Ballot.

         (b) Distributions. Unless otherwise provided herein, and except to the extent that a Holder of an Allowed Bank Claim agrees to less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, each Holder of an Allowed Bank Claim (i) shall receive, in full and complete settlement, satisfaction, release and discharge of and in exchange for its Allowed Bank Claim, (A) its Pro Rata share of New RFSC Common Stock and (B) the right to a Pro Rata share (provided the Holder of such Claim(s) is not an Opt-Out Creditor) of the RFSC Litigation Proceeds and (ii) shall be deemed to have assigned its Litigation Claim(s) to RGH pursuant to the Plan; provided, however, that any Holder of a Bank Claim who is an Opt-Out Creditor (A) shall not be deemed to have assigned its Litigation Claim(s) to RGH and (B) shall not receive any rights to a Pro Rata share of the RFSC Litigation Proceeds. If the Holders of Allowed Bank Claims vote to reject the Plan as a Class, the Creditors' Committee shall seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

         5.3 Class 3 - Other Secured Claims.

         (a) Impairment and Voting. Other Secured Claims (Class 3) are Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Unless otherwise provided herein, and except to the extent that a Holder of an Allowed Other Secured Claim has been paid by the Debtor prior to the Effective Date or such Holder agrees to less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, each Holder of an Allowed Other Secured Claim shall, in full and complete settlement, satisfaction, release and discharge of and in exchange for its Allowed Other Secured Claim, at the sole option of the Reorganized Debtor,
(i) be reinstated and rendered Unimpaired, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code or (iii) receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code. Distributions on account of Other Secured Claims, if any, will be from Available Cash.

         5.4 Class 4a - General Unsecured Claims.

         (a) Impairment and Voting. General Unsecured Claims (Class 4a) are Impaired by the Plan. Each Holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan and to make the Opt-Out Election on the Ballot.

         (b) Distributions. Unless otherwise provided herein, and except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, each Holder of an Allowed General Unsecured Claim (i) shall receive, in full and complete settlement, satisfaction, release and discharge of and in exchange for its Allowed General Unsecured Claim, a right to a Pro Rata share (provided the Holder of such Claim(s) is not an Opt-Out Creditor) of the RFSC Litigation Proceeds and (ii) shall be deemed to have assigned its Litigation Claim(s) (other than those covered by Section 14.4(c)(v) of the Plan) to RGH pursuant to the Plan; provided, however, that any Holder of a General Unsecured Claim who is an Opt-Out Creditor (A) shall not be deemed to have assigned its Litigation Claim(s) to RGH and (B) shall not receive any rights to a Pro Rata share of the RFSC Litigation Proceeds. If the Holders of Allowed General Unsecured Claims vote to reject the Plan as a Class, the Creditors' Committee shall seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

         5.5 Class 4b - Liquidator Claim.

         (a) Impairment and Voting. The Liquidator Claim (Class 4b) shall be deemed an Allowed Claim as of the Petition Date in the aggregate amount of $288 million. The Liquidator Claim is impaired by the Plan. The Liquidator, as the Holder of the Allowed Liquidator Claim, is entitled to vote to accept or reject the Plan.

         (b) Distributions. Unless otherwise provided herein, and except to the extent that the Holder of the Allowed Liquidator Claim agrees to less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, the Holder of the Allowed Liquidator Claim shall be entitled to receive, in full and complete settlement, satisfaction, release and discharge of and in exchange for its Allowed Liquidator Claim, the payments provided under the Tax Sharing Agreement and the PA Settlement Agreement (which include, without limitation, fifty percent (50%) of the Section 847 Refunds and the Liquidator D&O Litigation Proceeds pursuant to Section 4 of the PA Settlement Agreement and, to the extent certain payments are provided for in both the Tax Sharing Agreement and the PA Settlement Agreement, shall not result in duplicate payments being made).

         5.6 Class 4c - D&O Unsecured Claims.

         (a) Impairment and Voting. D&O Unsecured Claims (Class 4c) are Impaired by the Plan. No Holder of a D&O Unsecured Claim shall receive any Distribution under the Plan or be entitled to vote to accept or reject the Plan, and each such Holder is, therefore, deemed to have rejected the Plan.

         (b) Distributions. No Holder of a D&O Unsecured Claim shall assign, or shall be deemed to have assigned, its Litigation Claim to RGH or shall receive or retain any property on account of its D&O Unsecured Claim.

         5.7 Class 5 - Equity Interests.

         (a) Impairment and Voting. Equity Interests (Class 5) are Impaired by the Plan. No Holder of an Equity Interest shall receive any Distribution under the Plan or be entitled to vote to accept or reject the Plan, and each such Holder is, therefore, deemed to have rejected the Plan.

         (b) Distributions. On the Effective Date, the Equity Interests shall be canceled and extinguished and no Holder thereof shall be entitled to, or shall receive or retain any property on account of, its Equity Interests.


                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

         6.1 Impaired Classes of Claims Entitled to Vote. Subject to Sections
6.3 and 6.4 of the Plan, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject the Plan. The Creditors' Committee or its agents shall tabulate the votes with respect to the Plan.

         6.2 Acceptance by an Impaired Class of Creditors. In accordance with
Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class shall have accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan have voted to accept the Plan.

         6.3 Voting Classes. Bank Claims (Class 2), General Unsecured Claims (Class 4a) and the Liquidator Claim (Class 4b) are Impaired by the Plan and are entitled to vote to accept or reject the Plan. Only the Holders of Allowed Claims in Classes 2, 4a and 4b against which no objections are pending at the time the vote on the Plan is solicited shall be entitled to vote to accept or reject the Plan, unless the Bankruptcy Court so directs.

         6.4 Classes Not Receiving or Retaining Property Deemed to Reject the Plan. D&O Unsecured Claims (Class 4c) and Equity Interests (Class 5) are Impaired by the Plan and Holders thereof do not receive a Distribution or retain any property on account of such Claims or Equity Interests under the Plan. Pursuant to Section 1126(g) of the Bankruptcy Code, such Classes are deemed to reject the Plan and the votes of such Holders of Claims or Equity Interests in Classes 4c and 5 will not be solicited.

         6.5 Unimpaired Classes Conclusively Presumed to Accept the Plan. Classified Priority Claims (Class 1) and Other Secured Claims (Class 3) are Unimpaired by the Plan. Pursuant to Section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to accept the Plan and the votes of the Holders of Claims in such Classes will not be solicited.

         6.6 Confirmation Pursuant to Section 1129(b). The confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied with respect to the Plan. To the extent that any Impaired Class entitled to vote on the Plan rejects the Plan or is deemed to reject the Plan, and all of the applicable requirements for confirmation of the Plan are met as set forth in
Section 1129(a)(1) through (13) of the Bankruptcy Code, except subsection (a)(8) thereof, the Bank Committee shall request that the Bankruptcy Court confirm the Plan, as it may be modified from time to time, pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of Section 1129(a)(8) thereof, on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each Class of Impaired Claims or Equity Interests that has not accepted the Plan.

                                  ARTICLE VII

                            INTERCOMPANY OBLIGATIONS

          Except as otherwise provided in the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, the Tax Sharing Agreement or the Plan, on and after the Effective Date, the Reorganized Debtor and its subsidiaries and RGH and its subsidiaries will be permanently enjoined from taking any action on account of any and all Intercompany Obligations.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Executory Contracts and Unexpired Leases. Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Entity shall be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is set forth in Schedule 8.1 in the Plan Supplement; provided, however, that the Creditors' Committee reserves the right, on or prior to the Confirmation Date, to amend Schedule 8.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected by the Debtor. The Creditors' Committee shall provide notice of any amendment to Schedule 8.1 to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 8.1 shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.

         (b) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 8.1(a) (including those set forth in Schedule 8.1 in the Plan Supplement), (ii) the approval of the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign or reject the unexpired leases specified in Section 8.1(a), if any, through the date of entry of an order approving the assumption or assumption and assignment of such unexpired leases and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1(a).

         (c) Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to Section 8.1(a), in accordance with Section 365(b)(1) of the Bankruptcy Code. In the event of a dispute regarding (a) the nature or the amount of any cure, (b) the ability of the Reorganized Debtor or any assignee to provided "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, then the cure payment required to be made pursuant to Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption of such agreement. Any cure payments required to be made by the Debtor shall be made from Available Cash.

         (d) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising from the rejection of an executory contract or unexpired lease pursuant to Section 8.1(a) must be asserted by a Proof of Claim filed with the Bankruptcy Court and served upon the Debtor or Reorganized Debtor no later than forty (40) days after the Effective Date. In the absence of a timely filed Proof of Claim, any such Claims shall be forever barred and shall not be enforceable against the Debtor, the Reorganized Debtor, the Debtor's Estate or its property and the Holder thereof shall not receive any Distributions under the Plan on account of such rejection Claim. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases asserted against the Reorganized Debtor shall be treated, to the extent they are Allowed Claims, as Allowed General Unsecured Claims.

                                   ARTICLE IX

                           IMPLEMENTATION OF THE PLAN

         9.1 Applicable Law. All of the corporate governance provisions in
Article IX of the Plan shall be subject to all applicable regulatory requirements and approvals and to applicable state law, including 40 P.S. 991.1401, et seq., in respect of insurance holding companies.

         9.2 Corporate Existence. Except as otherwise provided in the Plan, the Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which it is formed and pursuant to all operative documents in effect prior to the Effective Date, except to the extent such documents are amended by the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

         9.3 Board of Directors of Reorganized Debtor.

         (a) Appointment. On and after the Effective Date, the Board of Directors (the "Board") of the Reorganized Debtor shall be composed of one director (the "Board Member"). The initial Board Member shall be appointed by the Creditors' Committee as set forth in the Plan Supplement.

         (b) Role of Board. On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the general responsibility of the Board Member. The Board Member shall serve in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws, as the same may be amended from time to time.

         9.4 Chief Executive Officer of Reorganized Debtor. The Bank Committee shall select a new chief executive officer (the "CEO") of the Reorganized Debtor, who may be the Board Member, to serve on and after the Effective Date in accordance with the Employment Agreement, the RGH/RFSC Settlement Term Sheet and applicable nonbankruptcy law.

         9.5 Reorganized RFSC Advisory Committee.

         (a) Appointment. There shall also be appointed an advisory committee (the "RFSC Advisory Committee") composed of representatives of one (1) or more shareholders of the Reorganized Debtor, with the initial members of the RFSC Advisory Committee to be appointed by the Bank Committee.

         (b) Role of RFSC Advisory Committee. The Board will consult with the RFSC Advisory Committee in the exercise of the authority granted to the Board under the Amended and Restated Articles of Incorporation, the Amended and Restated By-laws and the Plan; provided, however, that ultimate decision-making authority shall reside in the Board.

         9.6 By-laws and Articles of Incorporation. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor shall file its Amended and Restated Articles of Incorporation and Amended and Restated By-laws with the Secretary of State of the state of Delaware, to the extent required by the law of such state. The Amended and Restated Articles of Incorporation and the Amended and Restated By-laws shall contain, inter alia, provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of same as permitted by applicable law, and (b) to effectuate the provisions of the Plan.

         9.7 Indemnification.

         (a) Indemnification of Chief Executive Officer. Reorganized RFSC shall indemnify each Indemnified CEO to the fullest extent permitted by Delaware law. Reorganized RFSC may reserve funds in the Primary Reserve to satisfy any such Indemnification Requirements.

         (b) Indemnification of RFSC Advisory Committee. Reorganized RFSC shall indemnify each Indemnified Advisor to the fullest extent permitted by Delaware law; provided, that Reorganized RFSC shall satisfy such indemnification obligations only after satisfying (i) its Reimbursement Obligations; (ii) its obligation to fund fifty percent (50%) of the Primary Reserve Requirement; and
(iii) its obligation to fund the Development Reserve.

         9.8 Postpetition Operating Expenses. Postpetition Operating Expenses shall be paid from the RGH Contributions, RGH Loans and RFSC Available Funds in the Primary Reserve (collectively, the "Operating Funds").

         (a) RGH Contributions. On the Effective Date, RGH shall contribute funds in the amount of $2,537,000 to the Primary Reserve in satisfaction of RGH's obligations with respect to the initial Primary Reserve Requirement. Thereafter, if, on any Distribution Date, the reported Primary Reserve Requirement exceeds the reported Primary Reserve balance, Reorganized RFSC shall deposit into the Primary Reserve the RGH Contributions in the amounts necessary to satisfy RGH's obligations with respect to the Primary Reserve Requirement. RGH Contributions shall be equal to fifty percent (50%) of the Primary Reserve Requirement or any portion thereof in excess of the reported Primary Reserve balance.

         (b) RGH Loans. On the Effective Date, Reorganized RFSC shall borrow funds from RGH in the aggregate principal amount of $2,537,000 in connection with the RGH Term Loan, to be deposited into the Primary Reserve in satisfaction of Reorganized RFSC's obligations with respect to the initial Primary Reserve Requirement. Thereafter, if, on any Distribution Date, the reported Primary Reserve Requirement exceeds the reported Primary Reserve balance, and the RFSC Available Funds are insufficient for Reorganized RFSC to satisfy all or part of its obligations with respect to the Primary Reserve Requirement, Reorganized RFSC shall borrow funds from RGH in connection with the RGH Revolving Loans (to the extent available) in the amount of any shortfall, to be deposited into the Primary Reserve in satisfaction of Reorganized RFSCs obligations with respect to the Primary Reserve Requirement.

         (c) RFSC Available Funds. Pursuant to the terms of the RGH/RFSC Settlement Term Sheet, any RFSC Available Funds shall be applied by Reorganized RFSC in the following order: (i) first, to satisfy its Reimbursement Obligations, (ii) second, to satisfy its obligation to fund fifty percent (50%) of the Primary Reserve Requirement; (iii) third, to satisfy its obligation to fund the Development Reserve; (iv) fourth, to reimburse the Indemnified Advisors for any indemnification obligations; (v) fifth, to fund the Discretionary Reserve and (vi) sixth, to pay dividends to Holders of New RFSC Common Stock. It should be noted, however, that Reorganized RFSC might be obligated to make payments pursuant to the Tax Sharing Agreement prior to paying dividends to holders of New RFSC Common Stock.

         9.9 RGH/RFSC Settlement Term Sheet Obligations. Pursuant to the terms of the RGH/RFSC Settlement Term Sheet and the Senior Secured Credit Agreement, Reorganized RFSC shall satisfy all required obligations under the RGH/RFSC Settlement Term Sheet prior to making any Cash Distributions to Holders of Claims treated under Section 5.2 of the Plan, or any assignees thereof.

         9.10 Priority of PA Settlement Agreement Claims. Pursuant to the PA Settlement Agreement, all payments and payment obligations of the Debtor to the Liquidator or RIC under the PA Settlement Agreement and the Tax Sharing Agreement shall have first priority administrative status.

         9.11 Net 847 Refunds. On and after the Effective Date, each of RGH and Reorganized RFSC shall have a fifty percent (50%) undivided interest in the Net 847 Refunds, pursuant to the terms of the RGH/RFSC Settlement Term Sheet.

         9.12 Cancellation of Claims and Equity Interests. On the Effective Date, the Old RFSC Common Stock and any options or warrants related thereto or any other instrument or document evidencing or creating any indebtedness or obligation of the Debtor (other than Intercompany Obligations) shall be deemed cancelled without further act or action by any Person; and any documents evidencing such cancellation shall be executed and delivered as provided for in the Plan, the Plan Appendix or the Plan Supplement.

         9.13 Issuance of New RFSC Common Stock. The issuance of the New RFSC Common Stock shall be authorized under Section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person, unless required by the Amended and Restated Articles of Incorporation, the Amended and Restated By-laws or applicable law, regulation, order or rule, and any documents evidencing such issuance shall be executed and delivered as provided for in the Plan, the Plan Appendix or the Plan Supplement.

         9.14 Applicability of Securities; Listing of Securities. Under Section 1145 of the Bankruptcy Code, the issuance of the New RFSC Common Stock under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. The New RFSC Common Stock will not be listed on any securities exchange or any quotation system.

         9.15 Restrictions on Transfer, Issuance, Redemption and Cancellation of New RFSC Common Stock. Holders of Bank Claims who receive shares of New RFSC Common Stock pursuant to the Plan shall (i) until the first (1st) anniversary of the Effective Date, be restricted from Transferring such shares under any circumstances and (ii) thereafter, be restricted from Transferring such shares without first complying with the provisions of the Amended and Restated By-laws and Amended and Restated Articles of Incorporation. Any Transfer of the shares of New RFSC Common Stock shall be void ab initio (i) if made prior to the first
(1st) anniversary of the Effective Date or (ii) if made after the first (1st) anniversary of the Effective Date unless made in strict compliance with the procedures set forth in the Amended and Restated By-laws and Amended and Restated Articles of Incorporation. Any issuance, redemption or cancellation of New RFSC Common Stock shall be subject to the restrictions set forth in, and shall be done in strict compliance with, the Amended and Restated By-laws and Amended and Restated Articles of Incorporation.

         9.16 Litigation Proceeds Cash/Opt-Out Election.

         (a) Litigation Proceeds Claimants. On the Effective Date, all Litigation Claims (including those held by the Debtor and the Estate, but other than those covered by either subsection (b) below or Section 14.4(c)(v) of the
Plan) shall be deemed assigned to RGH, without further action by any Person, to be managed by the Creditors' Committee or any liquidating trustee appointed pursuant to the RGH Plan, as applicable. Upon such assignment, RGH shall obtain all rights to litigate such Litigation Claims. In the event RGH recovers any Litigation Proceeds on account of such Litigation Claims or receives any Litigation Proceeds on account of the D&O Litigation, RGH shall pay or shall cause to be paid to Reorganized RFSC the RFSC Litigation Proceeds. Reorganized RFSC shall hold any RFSC Litigation Proceeds in trust for the benefit of the Litigation Proceeds Claimants entitled to Litigation Distributions and, except as otherwise provided in the Plan, such RFSC Litigation Proceeds shall not constitute property of Reorganized RFSC.

         (b) Opt-Out Creditors. Litigation Claims held by Opt-Out Creditors shall not be deemed assigned and Holders of Claims in Classes 2 and 4a who are Opt-Out Creditors shall not receive Litigation Proceeds Cash and their Claims shall not be counted for purposes of determining the amounts of the Litigation Distributions to Holders of Claims in such Classes.

         9.17 Transfer of Rights to RFSC Litigation Proceeds. After the Effective Date, any Litigation Proceeds Claimant may transfer its right to receive Litigation Proceeds by providing written notice of such transfer to Reorganized RFSC. The right of any Litigation Proceeds Claimant to receive Litigation Proceeds may be transferred solely in its entirety, as a single right, and may not be divided or partitioned in any way; provided, that any such right to receive Litigation Proceeds transferred by a Litigation Proceeds Claimant that is a Holder of Claims under Section 5.2 of the Plan, shall be transferred subject to Section 9.9 of the Plan.

         9.18 Bello Litigation. The Bankruptcy Court shall continue to retain jurisdiction over the Bello Litigation.

         9.19 Distributions from RIC. As of the Effective Date, RGH shall have a twenty percent (20%) undivided interest in all distributions of Cash made from RIC to Reorganized RFSC, other than any distributions, whether in the form of dividends or otherwise, which are directly attributable to Reorganized RFSC's share of the Section 847 Refunds or Development, pursuant to the RGH/RFSC Settlement Term Sheet.

         9.20 Development. On or after the Effective Date, Reorganized RFSC may enter into a Joint Venture or Joint Ventures for the purpose of obtaining proceeds from Development.

         9.21 Reserves.

         (a) Primary Reserve. The Primary Reserve shall contain the Operating Funds. On the Effective Date, each of RGH, through an RGH Contribution, and Reorganized RFSC, from proceeds of the RGH Term Loan, shall deposit $2,537,000 into the Primary Reserve. Thereafter, on each Distribution Date, (i) if the reported Primary Reserve balance exceeds the reported Primary Reserve Requirement, then funds from the Primary Reserve shall be distributed as if such funds were (x) RFSC Available Funds distributable pursuant to Section 2(b) of the RGH/RFSC Settlement Term Sheet and (y) RGH Available Funds distributable pursuant to Section 2(c) of the RGH/RFSC Settlement Term Sheet, in each case in an amount equal to fifty percent (50%) of such excess; and (ii) if the reported Primary Reserve Requirement exceeds the reported Primary Reserve balance, then, the Primary Reserve balance shall be funded by RGH Contributions, proceeds from the RGH Revolving Loans and RFSC Available Funds, pursuant to Section 9.8.

         (b) Development Reserve. Reorganized RFSC shall fund the Development Reserve with RFSC Available Funds; provided that it may only do so after first applying any RFSC Available Funds (i) first, to satisfy obligations under the RGH Loans, (ii) second, to reimburse RGH for Reimbursable Expenses, and (iii) third, to fund Reorganized RFSC's portion of the Primary Reserve Requirement. Funds in the Development Reserve shall be used (i) prior to any Change of Control or dissolution of Reorganized RFSC, to pay (or establish an escrow to pay) all Development Expenses coming due (or reasonably expected to come due) during a Development Period to (and including) the date of any Change of Control or dissolution of Reorganized RFSC; and (ii) upon any Change of Control or dissolution of Reorganized RFSC, to pay (or reserve against) all Development Expenses due and payable (or actually incurred) through the date of such Change of Control or dissolution of Reorganized RFSC, if same occurs during a Development Period, and, in any event, with any remaining funds to be distributed as provided in Section 9.22.

         (c) Discretionary Reserve. Reorganized RFSC may deposit RFSC Available Funds into the Discretionary Reserve to pay future expenses, provided, that it may only do so after first applying any RFSC Available Funds (i) first, to satisfy obligations under the RGH Loans, (ii) second, to reimburse RGH for Reimbursable Expenses, (iii) third, to fund Reorganized RFSC's portion of the Primary Reserve Requirement, (iv) fourth, to satisfy its obligation to fund the Development Reserve, and (v) fifth, to reimburse the Indemnified Advisors for any indemnified expenses incurred in such capacity. Upon the occurrence of a Change of Control, 847 Termination Date or the dissolution of the Reorganized Debtor, all funds in the Discretionary Reserve shall be distributed as provided in Section 9.22.

         9.22 Liquidation of Reserves. At the times and to the extent provided in Section 9.21(a), (b) and (c), all funds remaining in the Primary Reserve, Development Reserve and Discretionary Reserve, respectively, shall be distributed: (i) first, if any CEO Indemnification Obligations could reasonably be expected to become payable, to a trust or trusts established to maintain such funds for the benefit of the respective Indemnified CEOs in an aggregate amount not exceeding the Indemnification Requirement, and, notwithstanding any other provision of the RGH/RFSC Settlement Term Sheet, neither Reorganized RFSC nor such trusts shall be obligated to distribute such funds to RGH, or to holders of equity interests in Reorganized RFSC pursuant to the Plan, until all litigation and claims giving rise to such CEO Indemnification Obligations have been settled, paid or otherwise finally resolved, at which time any remaining trust funds shall be distributed pursuant to Section 9.22(ii); and (ii) second, (A) in the case of funds from the Primary Reserve, fifty percent (50%) to RGH or its successors and fifty percent (50%) to (I) satisfy any Reimbursement Obligations,
(II) reimburse the Indemnified Advisors for any indemnified expenses incurred in such capacity and (III) pay dividends to Holders of New RFSC Common Stock, and
(B) in the case of funds from the Development Reserve or the Discretionary Reserve, one hundred percent (100%) (I) to satisfy any Reimbursement Obligations, (II) reimburse the Indemnified Advisors for any indemnified expenses incurred in such capacity and (III) pay dividends to Holders of New RFSC Common Stock.

         9.23 Further Funding of Reorganized RFSC. Nothing contained in the Plan, the RGH/RFSC Settlement Term Sheet, the Amended and Restated By-laws or the Amended and Restated Articles of Incorporation shall, or shall be interpreted to, in any way bind, require or otherwise create any obligation requiring any shareholder of Reorganized RFSC to provide any funds or other property to or on behalf of, or otherwise invest in, Reorganized RFSC or RGH.

         9.24 Binding Effect of PA Settlement Agreement and RGH/RFSC Settlement Term Sheet. All parties identified under, and bound by, the RGH/RFSC Settlement Term Sheet and the PA Settlement Agreement shall, subject to the Tax Sharing Agreement, now and forever be bound to abide by the terms and provisions therein and nothing in this Plan shall in any way act as a release, waiver or discharge of any obligation under the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet or the Tax Sharing Agreement, or the orders approving the PA Settlement Agreement and the RGH/RFSC Settlement Term Sheet, all of which shall survive confirmation of the Plan and shall not be affected by Section 11.4 or
11.5 of the Plan.

         9.25 Reporting Requirements.

         (a) Interim Reporting. On each Interim Reporting Date, the Reorganized Debtor shall prepare and send a statement (each, an "Interim Statement") to each of the Notice Parties. Each Interim Statement shall set forth, with respect to the period from (and including) the Interim Reporting Date or Quarterly Reporting Date, whichever is later, immediately preceding the most recent Interim Reporting Date (or, if none, the Effective Date) to (but excluding) the most recent Interim Reporting Date, the Required Reporting Information.

         (b) Quarterly and Annual Reporting. On each Quarterly Reporting Date, the Reorganized Debtor shall prepare and send a quarterly statement (each, a "Quarterly Statement") to each of the Notice Parties. Each Quarterly Statement shall set forth, with respect to the calendar quarter then most recently ended, the Required Reporting Information. On or before February 15th of each year, the Reorganized Debtor shall provide to the Notice Parties an annual statement aggregating the information contained in the Quarterly Statements for the previous four (4) quarters. The Reorganized Debtor shall be audited not less than once every twelve (12) months.

         9.26 Operations Between the Confirmation Date and the Effective Date. The Debtor shall continue to operate as Debtor in Possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

         9.27 Approval of Agreements. Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan, and the Confirmation Order shall so provide.

         9.28 Waiver of Conflicts. The Debtor and the Reorganized Debtor shall waive, and shall be deemed to have waived, any conflict of interest of any counsel, director or officer of Reorganized RFSC or RGH arising from (i) the employment of an Indemnified CEO as a director of Reorganized RFSC, (ii) the employment of an Indemnified CEO as a director or officer of RGH and the participation of such Indemnified CEO in negotiations leading to employment; and
(iii) the participation of counsel to RGH as co-counsel or lead counsel in the pursuit or defense of Section 847 Refunds.

         9.29 Books and Records. So long as RGH retains an undivided interest in the Net 847 Refunds, Reorganized RFSC shall permit RGH, at reasonable intervals, upon reasonable notice and during regular business hours, at the sole expense of RGH, to examine and make copies of all books, records and documents, including computer tapes and disks, in the possession or under the control of Reorganized RFSC. On and after the Effective Date, the CEO shall have the authority to, in his or her reasonable discretion, (i) use and (ii) subject to reasonable prior notice being given to RGH and the Liquidator, dispose of the books and records of the Debtor and Reorganized Debtor. The CEO will not, however, dispose of books and records without first (a) filing a motion authorizing the CEO to dispose of such books and records, on notice to (i) counsel to RGH, (ii) the Liquidator, (iii) the Creditors' Committee or any liquidating trustee appointed under the RGH Plan, as applicable, and (iv) any parties with pending formal discovery requests, and any other persons who have delivered written notice to the Debtor or Reorganized Debtor identifying a legal interest in preserving such books and records, or (b) obtaining the consent of such parties and/or persons to dispose of such books and records. To the extent that the Liquidator at any time requires such books and records for its own purposes or determines that any or all of them should not be disposed, the Liquidator shall be allowed the reasonable opportunity to take possession of any or all such books and records.

                                   ARTICLE X

                PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

         10.1 Distribution Provisions.

         (a) Distributions Under the Plan. The Debtor, through the Disbursing Agent, shall make all Distributions required by the Plan. Furthermore, the Debtor and the Reorganized Debtor are authorized to make Distributions required in connection with consummation of the Plan. In particular, on the Effective Date, the Disbursing Agent shall make a Distribution of New RFSC Common Stock and Litigation Proceeds Cash, if any, as applicable, to the Holders of Allowed Claims in accordance with Article V and Section 9.9 of the Plan. Thereafter, Distributions may be made from time to time, pursuant to the terms of the Plan. Notwithstanding any other provision of the Plan, no Distributions shall be made to a Holder of a Claim unless and until such Claim is an Allowed Claim.

         (b) Distributions on Non-Business Days. Any payment due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         (c) Record Date. The Disbursing Agent shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.

         10.2 Delivery of Distributions. Subject to Bankruptcy Rule 9010, Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent
(a) at the last known address of such Holders or (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent. If any Holder's Distribution is returned as undeliverable, no further Distribution to such Holder shall be made unless and until the Disbursing Agent is notified of such Holder's then current address, at which time all missed Distributions shall be made to such Holder without interest and without any dividends that would have been payable on any equity securities to be distributed. All Distributions pursuant to the Plan shall not require the Reorganized Debtor or the Disbursing Agent to attempt to locate any Holder of an Allowed Claim other than by reviewing the records of the Reorganized Debtor.

         10.3 Disbursing Agent. The Disbursing Agent shall fulfill the obligations under the Plan with respect to Distributions to the Holders of Allowed Claims, including, without limitation, holding all reserves and accounts pursuant to the Plan. The Disbursing Agent shall be Reorganized RFSC, or such other entity identified at or prior to the confirmation hearing.

         10.4 Distributions of Cash. Any Cash payments to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreements or applicable law at the option of the Reorganized Debtor.

         10.5 De Minimis or Fractional Distributions. Notwithstanding anything to the contrary contained in this Plan, Reorganized RFSC shall not be required to distribute Cash to any entity if the amount of such distribution is less than $25.00. Additionally, the Disbursing Agent shall not be required to make distributions of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar under the Plan would otherwise be called for, the actual payment or distribution shall reflect a rounding of such fraction to the nearest whole dollar (up or down) with half dollars or less being rounded down.

         10.6 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within ninety (90) days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such non-negotiated checks shall be held by the Reorganized Debtor. Requests for reissuance of any such check shall be made directly to the Reorganized Debtor by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until nine (9) months after such voided check was issued, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Distributions, in accordance with Section 10.7 of the Plan, and all Claims in respect of void checks and the underlying Distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor, the Estate or the Reorganized Debtor.

         10.7 Unclaimed Distributions. Any Unclaimed Distributions, and all interest, dividends, and other earnings thereon, shall be held and segregated in an account or accounts by the Disbursing Agent for the benefit of the Holders of Allowed Claims entitled thereto under the terms of this Plan. All such Unclaimed Distributions shall be held for a period of one year following the applicable Distribution Date and during such period shall be released and delivered to the Holders of Allowed Claims entitled thereto only upon presentation of proper proof by such Holders of such entitlement. At the end of one year following the relevant Distribution Date of any Unclaimed Distributions, the Holders of Allowed Claims theretofore entitled to such Unclaimed Distributions shall cease to be entitled thereto and the Unclaimed Distributions for each such Holder of an Allowed Claim shall then be distributed on a Pro Rata basis to the Holders of Allowed Claims in the applicable Class(es) who have received and have claimed Distributions and who are otherwise entitled to further Distributions pursuant to the Plan and if no such Holders of Allowed Claims in the applicable Class(es) then exist, such Unclaimed Distributions shall vest in Reorganized RFSC and shall no longer be subject to distribution to any Holders of Allowed Claims.

         10.8 No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no Distributions shall be made under the Plan unless and until such Claim becomes an Allowed Claim.

         10.9 Distributions to Holders of Disputed Claims.

         (a) Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court, each of the Bank Committee, the Creditors' Committee, the Debtor, the Reorganized Debtor and RGH shall have the right to make and file objections to Claims and settle, compromise or otherwise resolve all such objections previously made or filed by the Debtor. The Bank Committee, the Creditors' Committee, the Debtor, the Reorganized Debtor or RGH, as the case may be, shall file all objections to Claims as soon as practicable, but in no event later than (i) ninety (90) days after the later to occur of the Effective Date or the applicable Bar Date, or (ii) such other time as may be fixed or extended by order of the Bankruptcy Court. All objections to Claims filed by the Bank Committee, the Creditors' Committee, the Debtor, the Reorganized Debtor or RGH, as applicable, shall be filed and resolved in accordance with all applicable provisions of the Bankruptcy Code and Bankruptcy Rules and, after the Effective Date, the Bankruptcy Court will retain jurisdiction to resolve such objections pursuant to Section 502 of the Bankruptcy Code.

         (b) Reserves for Disputed Claims. (i) On each applicable Distribution Date, the Debtor or the Reorganized Debtor, as applicable, shall reserve in an account or account(s), for the benefit of Holders of Disputed Claims, the Distributions to which the Holders of such Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims. Such amounts shall be determined by reference to the full stated amount claimed by the Holder of such Disputed Claim in any Proof(s) of Claim filed with the Bankruptcy Court as of such date or such lesser amount determined by (I) agreement between the Debtor, the Creditors' Committee, and such Holder or (II) Final Order of the Bankruptcy Court. Reorganized RFSC shall maintain a register of all Disputed Claims and the amounts of such Claims, upon which to base the Distribution reserves for such Disputed Claims pursuant to the preceding sentence.

                  (ii) Reorganized RFSC shall pay, or cause to be paid, out of the funds held in any Distribution reserve account(s) pursuant to Section 10.09(b)(i), all taxes imposed by any federal, state and local taxing authorities, and any foreign taxing authorities, on the income generated by the funds held in such account. Reorganized RFSC shall also file, or cause to be filed, any tax or information return related to any such account. All property held in such account(s) shall be invested in accordance with Section 345 of the Bankruptcy Code, as modified by the relevant orders of the Bankruptcy Court for investments made by the Debtor during the Chapter 11 Case. The earnings on such investments shall be held in trust as an addition to the balance of the accounts for the benefit of the Holders of Disputed Claims on whose behalf the reserve was created (to the extent such Disputed Claims become Allowed Claims), and shall not constitute property of Reorganized RFSC.

         (c) Distributions Upon Allowance of Disputed Claims. The Holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Distribution Date shall receive Distributions previously reserved on account of such Claim (including any earnings thereon), as soon as reasonably practicable following the allowance of any such Claim. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date; provided, however, that if an insufficient amount was reserved for such Disputed Claim, the Distribution may be limited if an additional amount is unavailable therefor and has been distributed to Holders of Allowed Claims.

         (d) Excess Reserves. Upon any Disputed Claim becoming a Disallowed Claim, in whole or in part, the property, if any, previously reserved for the payment of or Distribution on the Disallowed portion of such Disputed Claim shall be distributed on a Pro Rata basis to the Holders of Allowed Claims in the applicable Class(es) who have received and have claimed Distributions and who are otherwise entitled to further Distributions pursuant to the Plan, and if no such Holders of Allowed Claims then exist, such property previously reserved for the payment of or Distribution on the Disallowed portion of such Disputed Claim shall vest in the Reorganized Debtor and shall no longer be subject to distribution to any Holders of Allowed Claims.

         (e) Late Claims. Except as otherwise expressly provided in this Plan, any Claim which is not deemed filed pursuant to Section 1111(a) of the Bankruptcy Code, or for which a Proof of Claim is not timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any order of the Bankruptcy Court setting a Bar Date, shall not be treated as an Allowed Claim and shall be expunged from the Claims register in the Chapter 11 Case without need for any further notice, motion, objection or order.

         (f) Estimation of Claims. The Debtor, the Reorganized Debtor, the Bank Committee or the Creditors' Committee, as the case may be, may request that the Bankruptcy Court estimate any Claim subject to estimation under Section 502(c) of the Bankruptcy Code and for which the Debtor may be liable under this Plan, including any Claim for taxes, to the extent permitted by Section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim. The Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to Section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim.

         (g) Procedure. All of the Claims objection, estimation and resolution procedures described in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently objected to, compromised, settled, withdrawn or resolved by any mechanism set forth in this Plan, the Bankruptcy Code, or otherwise approved by the Bankruptcy Court.

         10.10 Setoffs. The Debtor or the Reorganized Debtor, as applicable, may, but shall not be required to, set off against any Claims and the payments or Distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estate, the Debtor or the Reorganized Debtor may have against the Holders of such Claims; provided, however, that neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims the Debtor or the Reorganized Debtor may have against such Creditors, and all such claims shall be reserved to and retained by the Reorganized Debtor.

                                   ARTICLE XI

                       EFFECT OF CONFIRMATION OF THE PLAN

         11.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date or such later date as provided under applicable law.

         11.2 Issuance of New RFSC Common Stock. On the Effective Date, the Debtor shall issue the New RFSC Common Stock.

         11.3 Revesting of Assets. (a) On the Effective Date, all property of the Estate shall vest in the Reorganized Debtor, except as otherwise provided for in the Plan, including, in particular, the Litigation Claims of the Debtor and the Estate, which shall be deemed assigned to RGH in accordance with Section 9.16(a) of the Plan.

         (b) From and after the Effective Date, the Reorganized Debtor may operate its business, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, except as otherwise provided herein, all property of the Reorganized Debtor shall be free and clear of all Liens, Claims and interests of Holders of Claims and Equity Interests, except as otherwise provided in the Plan.

         11.4 DISCHARGE. THE RIGHTS AFFORDED HEREIN AND PURSUANT TO THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE TAX SHARING AGREEMENT, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF ALL CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON SUCH CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTOR OR ANY OF ITS ASSETS OR PROPERTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN (INCLUDING, WITHOUT LIMITATION, SECTION 9.24 OF THE PLAN), THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE TAX SHARING AGREEMENT, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, AS OF THE EFFECTIVE DATE (A) ALL SUCH CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (B) ALL PERSONS AND GOVERNMENTAL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTOR, ITS SUCCESSORS, OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT, OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

         11.5 INJUNCTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN (INCLUDING, WITHOUT LIMITATION, SECTION 9.24 OF THE PLAN), THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE TAX SHARING AGREEMENT, THE PBGC STIPULATION, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTOR, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE

DATE, FROM DIRECTLY OR INDIRECTLY (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (C) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTOR OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTOR ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY CLAIMS AND CAUSES OF ACTION WHICH ARE EXTINGUISHED, DISMISSED OR RELEASED PURSUANT TO THE PLAN, INCLUDING THE CAUSES OF ACTION RELEASED PURSUANT TO SECTIONS 14.4 AND 14.5. SUCH INJUNCTION SHALL EXTEND TO SUCCESSORS OF THE DEBTOR, INCLUDING THE REORGANIZED DEBTOR AND ITS PROPERTIES AND INTERESTS IN PROPERTY.

         11.6 Injunction Against Interference with Plan. Upon the entry of the Confirmation Order, all Holders of Claims and Equity Interests, and other parties in interest, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

                                  ARTICLE XII

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

         12.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed unless and until the following conditions shall have been satisfied or waived pursuant to Section 12.4:

         (a) The Disclosure Statement, in form and substance reasonably acceptable to the Creditors' Committee, shall have been approved by the Bankruptcy Court;

         (b) The Holders of at least a majority in dollar amount of the Allowed Bank Claims (Class 2) shall have voted to accept the Plan;

         (c) One Impaired Class shall have voted to accept the Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code; and

         (d) The Bankruptcy Court shall have entered one or more orders that shall be in full force and effect and not stayed and which shall:

     (i) provide that pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer or sale of any real or personal property of the Debtor, the Reorganized Debtor or the Estate pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, a transfer tax or similar tax or fee;

   (ii) confirm the Plan and authorize the implementation of the Plan in accordance with its terms, including the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including each of the documents in the Plan Appendix and the Plan Supplement);

   (iii) issue the injunction and authorize the issuance of the releases and exculpations as set forth in the Plan, effective on the Effective Date; and

   (iv) decree that, on the Effective Date, the transfers of assets by the Debtor contemplated by the Plan (a) are or will be legal, valid and effective transfers of property, (b) vest or will vest in the transferee good title to such property free and clear of all claims, interests and Liens, except those provided for in the Plan or the Confirmation Order, (c) do not or will not constitute fraudulent transfers or conveyances under any applicable law and (d) do not and will not subject the Debtor, the Reorganized Debtor or the property so transferred to any liability by reason of such transfer under applicable law or any theory of law, including any theory of successor or transferee liability.

         12.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 12.4:

         (a) the Confirmation Order, in form and substance reasonably acceptable to the Committees, shall have been approved and entered and not stayed or overturned by a court of competent jurisdiction;

         (b) there shall not be in force any order, decree or ruling of any court or governmental body having jurisdiction, restraining, enjoining or staying the consummation of, or rendering illegal the transactions contemplated by, the Plan;

         (c) the Effective Date shall have occurred on or before December 31, 2004;

         (d) the Tax Sharing Agreement shall have been executed and delivered by all parties thereto and an order approving the Tax Sharing Agreement shall have been entered by each of the Bankruptcy Court and the Commonwealth Court;

         (e) the RGH/RFSC Settlement Term Sheet Order shall have been approved and entered and not stayed or overturned by a court of competent jurisdiction;

         (f) the Senior Secured Credit Agreement shall have been entered into and executed by RGH and the Debtor;

         (g) all other funding arrangements and mechanisms required to implement the RGH/RFSC Settlement Term Sheet shall be fully established and implemented;

         (h) an order approving the distribution or use of any property of RGH under the Plan, including with respect to any funding obligations of RGH under the Plan and all mechanisms required to satisfy such funding obligations (other than any funding obligations or mechanisms previously approved pursuant to the RGH/RFSC Settlement Term Sheet Order), shall have been approved and entered and not stayed or overturned by a court of competent jurisdiction;

         (i) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or other documents necessary to implement the Plan;

         (j) any amended, modified or supplemented Tax Determinations deemed appropriate by the Committees shall have been sought from, and final, non-appealable rulings substantially to the same effect shall have been granted by, the Bankruptcy Court;

         (k) each Exhibit and Schedule, as well as the Plan Appendix and the Plan Supplement, shall be in form and substance reasonably acceptable to the Committees; and

         (l) there shall not be in excess of One Hundred Thousand Dollars ($100,000.00), in the aggregate, of Allowed Administrative Expense Claims (other than Professional Compensation and Reimbursement Claims) to be paid from Available Cash.

         12.3 Effect of Failure of Conditions to Effectiveness. In the event that any condition specified in Section 12.2 has not occurred or has not been waived pursuant to Section 12.4 on or before December 31, 2004, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtor and all Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred and (d) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

         12.4 Waiver of Conditions to Confirmation. The Creditors' Committee may in its sole discretion waive, in whole or in part, any condition precedent to the Confirmation Date or the Effective Date set forth in Article 12 (other than (i) the conditions set forth in Sections 12.2(a), (b), (e) and (k) and (ii) the condition set forth in Section 12.2(j), which may be waived by either the Bank Committee or the Creditors' Committee), by a writing signed by an authorized representative of the Creditors' Committee and subsequently filed with the Bankruptcy Court, without notice to other parties in interest and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Creditors' Committee (or by the Bank Committee regarding the condition set forth in Section 12.2(j)) in its sole discretion regardless of the circumstances giving rise to such failure of such condition to be satisfied (including any action or inaction by the Creditors' Committee in its sole discretion). The failure of the Creditors' Committee in its sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any rights, and each right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

         13.1 Exclusive Jurisdiction of the Bankruptcy Court. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) to hear and determine pending motions, if any, for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

         (b) to hear and adjudicate any and all adversary proceedings, applications and contested matters;

         (c) to hear and determine any applications for and/or objections to payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including Administrative Expense Claims, Professional Compensation and Reimbursement Claims, Priority Tax Claims or other Claims;

         (d) to hear and determine any and all objections to the allowance or estimation of Claims filed, before and after the Confirmation Date, including any objections to the classification of any Claim, and any and all motions to allow or disallow any Claim, in whole or in part;

         (e) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

         (f) to issue orders in aid of execution, implementation and consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

         (g) to consider any amendments to or modifications of the Plan and any and all motions to cure any defect or omission, or to reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

         (h) to hear and determine disputes arising in connection with the interpretation, implementation and enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan; provided, however, that with respect to any disputes relating to or arising under Section 9.29 of the Plan, the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court;

         (i) to recover all assets of the Debtor and property of the Estate, wherever located;

         (j) to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         (k) to hear any other matter not inconsistent with the Bankruptcy Code;

         (l) to hear and determine any issues or disputes regarding the Bello Litigation;

         (m) to adjudicate any dispute in respect of the implementation of or arising out of the PA Settlement Agreement, subject to any arbitration provisions set forth therein; provided, however, that with respect to any such disputes set forth in this subsection (m), the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court;

         (n) to adjudicate any dispute in respect of the implementation of or arising out of the RGH/RFSC Settlement Term Sheet;

         (o) to adjudicate any dispute in respect of the implementation or arising out of the PBGC Stipulation;

         (p) to adjudicate any dispute in respect of the implementation of or arising out of the Tax Sharing Agreement, subject to any arbitration provision set forth therein; provided, however, that with respect to any such disputes set forth in this subsection (o), the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court;

         (q) to enter a final decree closing the Chapter 11 Case; and

         (r) to hear all matters arising out of, and related to, the Chapter 11 Case and the Plan, pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code, and for the purposes set forth above in this Section 13.1.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 Effectuating Documents and Further Transactions. The Debtor and Reorganized Debtor are authorized and directed to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

         14.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor or Reorganized Debtor shall be deemed to have been approved by the necessary entities and to be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state in which the Debtor and Reorganized Debtor are incorporated, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized Debtor.

         14.3 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax, or to any fees for filing documents to perfect a security interest. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including the sale, if any, by the Debtor of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code, the assumptions, assignments and sales, if any, by the Debtor of unexpired leases of non-residential real property pursuant to Section 365(a) of the Bankruptcy Code, and the transactions effected pursuant to the RGH/RFSC Settlement Term Sheet, the PA Settlement Agreement, and the PBGC Stipulation, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         14.4 RELEASES.

         (a) RELEASES BY DEBTOR. EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH OF THE DEBTOR AND THE REORGANIZED DEBTOR, IN ITS INDIVIDUAL CAPACITY AND AS A DEBTOR IN POSSESSION, WILL BE DEEMED TO HAVE FOREVER RELEASED, WAIVED AND DISCHARGED (I) THE BANK COMMITTEE, THE CREDITORS' COMMITTEE AND EACH OF THE BANKS, AND, SOLELY IN THEIR CAPACITY AS SUCH, ANY OF THEIR CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS,
(II) THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH WHO CONTINUE IN SUCH POSITIONS SUBSEQUENT TO THE EFFECTIVE DATE, (III) THE FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RGH, AND (IV) THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH FROM ANY AND ALL CLAIMS (INCLUDING AVOIDANCE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTOR, THE REORGANIZED DEBTOR AND THE BANK COMMITTEE TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE REORGANIZED DEBTOR, RGH, THE DEBTOR'S RESTRUCTURING, RGH'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RGH CHAPTER 11 CASE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE SENIOR SECURED CREDIT AGREEMENT OR THE PLAN.

         (b) RELEASES BY HOLDERS OF CLAIMS. EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, IN CONSIDERATION FOR THE OBLIGATIONS OF THE PERSONS SET FORTH BELOW UNDER THE PLAN AND, AS APPLICABLE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, AND THE SENIOR SECURED CREDIT AGREEMENT AND THE CASH, SECURITIES, CONTRACTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, EACH HOLDER (AS WELL AS ANY TRUSTEE OR AGENT ON BEHALF OF SUCH HOLDER) OF A CLAIM AND ANY AFFILIATE OF SUCH HOLDER SHALL BE DEEMED TO HAVE FOREVER WAIVED, RELEASED AND DISCHARGED (I) THE DEBTOR, (II) RGH, (III) THE REORGANIZED DEBTOR,
(IV) THE BANK COMMITTEE, THE CREDITORS' COMMITTEE AND EACH OF THE BANKS, AND, SOLELY IN THEIR CAPACITY AS SUCH, ANY OF THEIR CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS, (V) THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH WHO CONTINUE IN SUCH POSITIONS SUBSEQUENT TO THE EFFECTIVE DATE, (VI) THE FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RGH, AND (VII) THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH FROM ANY AND ALL CLAIMS (INCLUDING AVOIDANCE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE REORGANIZED DEBTOR, RGH, THE DEBTOR'S RESTRUCTURING, RGH'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RGH CHAPTER 11 CASE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE SENIOR SECURED CREDIT AGREEMENT OR THE PLAN; PROVIDED, HOWEVER, THAT ONLY THOSE HOLDERS OF CLASS 1, 2, 3, 4A AND 4B CLAIMS WHO TIMELY VOTE TO ACCEPT THE PLAN ON THEIR BALLOTS, OR ARE DEEMED TO ACCEPT THE PLAN, SHALL BE DEEMED TO HAVE GRANTED A RELEASE TO ANY PERSON IDENTIFIED IN SUBCLAUSES (IV) - (VII) ABOVE PURSUANT TO THIS SECTION 14.4(B).

         (c) LIMITATIONS. NOTWITHSTANDING THE PROVISIONS OF SUBSECTIONS (A) AND
(B) ABOVE, AND ANY OTHER PROVISION IN THE PLAN REGARDING RELEASES:

         (i) NOTHING IN THE PLAN SHALL RELEASE (A) THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH WHO CONTINUE IN SUCH POSITIONS SUBSEQUENT TO THE EFFECTIVE DATE, (B) THE CURRENT AND FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RGH, OR (C) THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR, THE REORGANIZED DEBTOR AND RGH, IN EACH CASE WITH RESPECT TO ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE PRIOR TO THE PETITION DATE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY SUCH CLAIMS IN CONNECTION WITH, OR REFERRED TO IN, THE RELIANCE D&O ACTION OR ANY OTHER ACTIONS BY THE LIQUIDATOR AGAINST THE FOREGOING PERSONS; AND

         (ii) NOTHING IN THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY RELEASED PARTY FROM ANY LIABILITY ARISING UNDER (I) THE IRC, OR ANY STATE, CITY OR MUNICIPAL TAX CODE, (II) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY, OR (III) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY; NOR SHALL ANYTHING IN THE PLAN ENJOIN THE UNITED STATES GOVERNMENT OR ANY STATE, CITY OR MUNICIPALITY, AS APPLICABLE, FROM BRINGING ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING AGAINST ANY RELEASED PARTY FOR ANY LIABILITY ARISING UNDER (I) THE IRC, OR ANY STATE, CITY OR MUNICIPAL TAX CODE, (II) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY, OR (III) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE, CITY OR MUNICIPALITY;

         (iii) NOTHING IN THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY RELEASED PARTY (A) FROM ANY LIABILITY ARISING AS A RESULT OF SUCH PARTY'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, OR BREACH OF FIDUCIARY DUTY THAT RESULTS IN A PERSONAL PROFIT (OTHER THAN FEES AND EXPENSES APPROVED BY THE BANKRUPTCY COURT) AT THE EXPENSE OF THE ESTATE, AND (B) FOR THE KNOWING MISUSE OF CONFIDENTIAL INFORMATION;

         (iv) NOTHING IN THE PLAN SHALL LIMIT THE LIABILITY OF THE DEBTOR'S, RGH'S OR THE COMMITTEES' PROFESSIONALS TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT IN ANY WAY DEROGATE FROM THE RES JUDICATA OR COLLATERAL ESTOPPEL EFFECT, IF ANY, OF ANY FINAL ORDER APPROVING ANY FINAL FEE APPLICATIONS FILED IN THE CHAPTER 11 CASE AND THE RGH CHAPTER 11 CASE; AND

         (v) NOTHING IN THE PLAN SHALL RELEASE (1) ANY PERSON (WHETHER OR NOT INCORPORATED), OTHER THAN THE DEBTOR, THAT WOULD BE TREATED TOGETHER WITH THE DEBTOR AS MEMBERS OF A CONTROLLED GROUP AS DEFINED BY SECTION 4001(A)(14) OF ERISA, FROM ANY LIABILITY ARISING UNDER TITLE IV OF ERISA OR
     (2) ANY PERSON FROM LIABILITY ARISING AS A RESULT OF SUCH PERSON'S BREACH OF FIDUCIARY DUTY UNDER ERISA;

PROVIDED, HOWEVER, THAT THIS SECTION 14.4(C) SHALL IN NO WAY AFFECT OR LIMIT THE DISCHARGE GRANTED TO THE DEBTOR UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND PURSUANT TO SECTION 11.4 OF THE PLAN.

         14.5 EXCULPATION. NONE OF THE DEBTOR, THE REORGANIZED DEBTOR, RGH, THE BANK COMMITTEE, THE CREDITORS' COMMITTEE OR THE BANKS, OR ANY OF THEIR CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS, SHALL HAVE OR INCUR ANY LIABILITY TO ANY PERSON, INCLUDING, WITHOUT LIMITATION, ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, MEMBERS, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT TAKEN OR OMISSION MADE IN GOOD FAITH IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE DEBTOR'S RESTRUCTURING, RGH'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RGH CHAPTER 11 CASE, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, FILING, NEGOTIATING, PROSECUTING, ADMINISTRATING, FORMULATING, IMPLEMENTING, CONFIRMING OR CONSUMMATING THE PLAN, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT AGREEMENT, THE PBGC STIPULATION,

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

THE SENIOR SECURED CREDIT AGREEMENT OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, INCLUDING ALL PREPETITION ACTIVITIES LEADING TO THE PROMULGATION AND CONFIRMATION OF THE PLAN, THE DISCLOSURE STATEMENT (INCLUDING ANY INFORMATION PROVIDED OR STATEMENT MADE IN THE DISCLOSURE STATEMENT OR OMITTED THEREFROM), OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED IN CONNECTION WITH OR RELATED TO THE PLAN OR THE ADMINISTRATION OF THE DEBTOR, RGH, THE CHAPTER 11 CASE OR THE RGH CHAPTER 11 CASE; PROVIDED, HOWEVER, THAT CONSISTENT WITH SECTION 14.4(C) OF THE PLAN, THE FOREGOING SHALL NOT APPLY TO
(I) ANY PREPETITION ACTIVITIES, PREPETITION ACTS OR PREPETITION OMISSIONS OF THE DEBTOR OR RGH, OR ANY OF THEIR CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OR
(II) ANY RELEASED PARTY'S (A) WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, BREACH OF FIDUCIARY DUTY RESULTING IN A PERSONAL PROFIT (OTHER THAN FEES AND EXPENSES APPROVED BY THE BANKRUPTCY COURT) AT THE EXPENSE OF THE ESTATE OR
(B) KNOWING MISUSE OF CONFIDENTIAL INFORMATION; AND FURTHER PROVIDED, THAT THE FOREGOING SHALL NOT BE INTERPRETED OR CONSTRUED TO LIMIT THE LIABILITY OF THE DEBTOR'S, RGH'S OR THE COMMITTEES' PROFESSIONALS TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY (PROVIDED, HOWEVER, THAT THE LIMITATION SET FORTH IN THE FOREGOING PROVISO SHALL NOT IN ANY WAY DEROGATE FROM THE RES JUDICATA OR COLLATERAL ESTOPPEL EFFECT, IF ANY, OF ANY FINAL ORDER APPROVING ANY FINAL FEE APPLICATIONS FILED IN THE CHAPTER 11 CASE AND THE RGH CHAPTER 11 CASE).

         14.6 Indemnification of Officers, Directors and Members of the RFSC Advisory Committee. Indemnification of directors and officers of Reorganized RFSC and members of the RFSC Advisory Committee shall be provided as set forth in the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws.

         14.7 Reorganized RFSC Retention of Professionals. Reorganized RFSC may retain counsel and other professionals solely pursuant to the provisions of
Section 9 of Appendix A of the RGH/RFSC Settlement Term Sheet.

         14.8 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter retained by the Reorganized Debtor, including those fees and expenses incurred in connection with the implementation and consummation of the Plan; provided, however, that to the extent that the Bank Committee renders services in connection with the RGH Plan, as provided in Section 14.14 of the Plan, any such fees and expenses incurred in connection therewith, shall be paid out of Available Cash by RGH, subject to the Professional Compensation Procedures Order and any other order of the Bankruptcy Court.

         14.9 Payment of Statutory Fees. Unless the Office of the United States Trustee agrees to a different treatment, all fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Reorganized Debtor on the Effective Date, or as soon as reasonably practicable thereafter, through the entry of a final closing decree in this case.

         14.10 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Creditors' Committee at any time prior to the Confirmation Date; provided that the Plan, as altered, amended or modified, is consistent with the terms of the RGH/RFSC Settlement Term Sheet and satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and that the Creditor's Committee shall have complied with
Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified by the Creditors' Committee at any time after the Confirmation Date and before substantial consummation; provided that the Plan, as altered, amended or modified, is consistent with the terms of the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation, and the Tax Sharing Agreement and satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and that the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications to remedy any defect or omission or reconcile any inconsistencies in the Plan with respect to the Disclosure Statement or the Confirmation Order, or such matters as may be necessary to carry out the purposes and effects of the Plan. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Court shall not limit or affect the Creditors' Committee's ability to modify the Plan to satisfy the confirmation requirements of Section 1129 of the Bankruptcy Code. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

         14.11 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan; provided, however, that in the event the Bankruptcy Court determines that the exculpation and release provisions set forth in Sections 14.4 and 14.5 are invalid, void or unenforceable, the Plan shall not become enforceable and or be given any operative effect and shall by operation of this provision be deemed void for all purposes.

         14.12 Revocation or Withdrawal of the Plan. The Creditors' Committee reserves the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Creditors' Committee revokes or withdraws the Plan prior to the Effective Date or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan, the assumption or rejection of executory contracts or leases effected by the Plan or any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained in the Plan and no acts taken in preparation for consummation of the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtor, the Reorganized Debtor, or any other Person or Entity, or to prejudice in any manner the rights of Debtor, the Reorganized Debtor, the Creditors' Committee or any Person or Entity in any further proceedings involving the Debtor or the Reorganized Debtor, or to constitute an admission of any sort by the Creditors' Committee, the Debtor, the Reorganized Debtor, or any other Person.

         14.13 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, all present and former Holders of Claims against and Equity Interests in the Debtor, whether or not the Claims or Equity Interests, as applicable, of such Holders are Impaired under the Plan and whether or not such Holders have accepted this Plan, and all other parties in interest and their respective successors and assigns, including RGH.

         14.14 Continuation of Bank Committee. The Bank Committee shall not be dissolved until the later of (i) the Effective Date or (ii) the date upon which the RGH Plan becomes effective (the "RGH Effective Date") or, in the event the RGH Chapter 11 Case is converted to a case under Chapter 7 of the Bankruptcy Code, until the closing of such Chapter 7 case; provided, however, that, if the Effective Date occurs prior to the RGH Effective Date, after the Effective Date, with respect to the RGH Chapter 11 Case, the Bank Committee shall continue in existence solely in a limited capacity, and its duties shall be limited to (i) reviewing and commenting on documents prepared and/or filed in connection with the RGH Chapter 11 Case, (ii) participating in the plan confirmation process in the RGH Chapter 11 Case, (iii) participating in the Claims objection process and
(iv) otherwise being involved with respect to any motion to appoint an examiner in the RGH Chapter 11 Case or conversion of the RGH Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code.

         14.15 Notices. All notices, requests and demands to or upon the Debtor, the Reorganized Debtor, the Bank Committee or the Creditors' Committee with copies to counsel for each, must be in writing to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered by (a) certified mail, return receipt requested,
(b) hand delivery or (c) overnight delivery or service, or, in the case of notice by facsimile transmission, when received and telephonically confirmed, at the following address:

                  Debtor or Reorganized Debtor:

                  Reliance Financial Services Corporation
                  5 Hanover Square, 14th Fl.
                  New York, NY 10005
                  Attn:  Paul Zeller, Esq.
                  Telephone:  (212) 785-5690
                  Facsimile:  (212) 785-8133

                  Counsel to the Debtor and Debtor in Possession:

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Steven R. Gross, Esq.
                  Telephone:  (212) 909-6000
                  Facsimile:  (212) 909-6836

                  Bank Committee:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Attn:  Andrew P. DeNatale, Esq.
                  Telephone:  (212) 819-8200
                  Facsimile:    (212) 354-8113

                  Creditors' Committee:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, New York  10103
                  Attn:  Arnold Gulkowitz, Esq.
                  Telephone:  (212) 506-5000
                  Facsimile:  (212) 506-5151

                  RGH:

                  Reliance Group Holdings, Inc.
                  5 Hanover Square, 14th Fl.
                  New York, NY 10005
                  Attn:  Paul Zeller, Esq.
                  Telephone:  (212) 785-5690
                  Facsimile:  (212) 785-8133

         14.16 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE, THE BANKRUPTCY RULES OR OTHER FEDERAL LAW IS APPLICABLE, OR TO THE EXTENT THAT AN EXHIBIT OR SCHEDULE TO THE PLAN, OR THE PLAN APPENDIX OR PLAN SUPPLEMENT PROVIDE OTHERWISE, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN, ANY AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THE PLAN, AND ALL CORPORATE GOVERNANCE MATTERS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH JURISDICTION.

         14.17 Withholding and Reporting Requirements. In connection with the consummation of the Plan, and all instruments issued in connection therewith and distributions made pursuant thereto, the Debtor or Reorganized Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, including filing any required information returns with the Internal Revenue Service and providing any required statements in connection therewith to the recipients of any distribution or effecting any withholding and depositing all moneys so withheld as required by law. All distributions shall be subject to such withholding and reporting requirements and, with respect to any Holder of an Allowed Claim from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor within thirty (30) days from the date a request for such information is made, the Reorganized Debtor may, at its option, withhold the amount required from the property to be distributed and distribute the balance to such Holder of an Allowed Claim or decline to make such distribution until the information is received.

         14.18 Plan Appendix. No later than ten (10) days after the date first scheduled for the hearing to approve the Disclosure Statement, the Creditors' Committee shall file with the Bankruptcy Court the Plan Appendix, which shall include the following documents: (i) the PA Settlement Agreement, (ii) the RGH/RFSC Settlement Term Sheet, (iii) the Senior Secured Credit Agreement, (iv) the Schedule of Tax Determinations, (v) the PBGC Stipulation, and (vi) the Order approving the Tax Determinations.

         14.19 Plan Supplement. No later than fourteen (14) days prior to the date first scheduled for the Confirmation Hearing, the Creditors' Committee shall file with the Bankruptcy Court in the Plan Supplement such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include (i) the Amended and Restated Articles of Incorporation, (ii) the Amended and Restated By-laws, (iii) a specimen of the New RFSC Common Stock, (iv) the name(s) of the member(s) of the Board, (v) the names of the members of the RFSC Advisory Committee, (vi) the Tax Sharing Agreement, (vii) the Employment Agreement and (viii) the Schedule of contracts that are not rejected under
Section 8.1. Upon the filing of the Plan Supplement with the Bankruptcy Court, copies of the Plan Supplement may be inspected in the Office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtor may obtain a copy of the Plan Supplement upon written request to counsel for the Creditors' Committee in accordance with Section 14.15.

         14.20 Allocation of Plan Distributions. All Distributions in respect of Claims will be allocated first to the original principal amount of such Claims (as determined for U.S. federal income tax purposes), with any excess allocated to any remaining amounts due with respect to such Claims.

         14.21 Time of Distributions. Subject to Section 9.9 of the Plan and except as otherwise provided herein or ordered by the Bankruptcy Court, Distributions under the Plan on account of Allowed Claims shall be made on the later to occur of (a) the Effective Date (or as soon thereafter as practicable) or (b) when such Claim becomes an Allowed Claim, or as otherwise provided by this Plan.

         14.22 Filing of Additional Documents. On or before substantial consummation of the Plan, the Creditors' Committee shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         14.23 No Waiver or Estoppel. Each Holder of a Claim or Equity Interest shall be deemed to have waived any right to assert that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Bank Committee and or/its counsel, the Creditors' Committee and/or its counsel, the Debtor and/or its counsel or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

                              CONFIRMATION REQUEST

         The Creditors' Committee hereby requests confirmation of the Plan pursuant to Section 1129(a) or Section 1129(b) of the Bankruptcy Code.

Dated: December 7, 2004


                                OFFICIAL UNSECURED CREDITORS
                                COMMITTEE OF RELIANCE FINANCIAL
                                SERVICES CORPORATION


                                By:     /s/ Eric R. Johnson
                                   -------------------------------------------
                                Name:  Eric R. Johnson
                                Title: Chair, Unsecured Creditors' Committee





Submitted by:
ORRICK, HERRINGTON & SUTCLIFFE LLP
Attorneys for the Official Unsecured Creditors' Committee



By:  /s/ Arnold Gulkowitz
     ---------------------------------
    Arnold Gulkowitz (AG-5683)
    Thomas L. Kent (TK-2935)
    Brian E. Goldberg (BG-8052)
    666 Fifth Avenue
    New York, New York  10103
    Telephone:  (212) 506-5000





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